UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-12

Glimcher Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
________________________________________________________________________

2)	Aggregate number of securities to which transaction applies:
________________________________________________________________________

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is and state how it was determined):
________________________________________________________________________

4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________

5)	Total fee paid:
________________________________________________________________________

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
________________________________________________________________

2)	Form, Schedule or Registration Statement No.:
________________________________________________________________

3)	Filing Party:
________________________________________________________________

4)	Date Filed:
________________________________________________________________

GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

March 25, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of Shareholders of Glimcher Realty Trust, which will be held on Thursday, May 5, 2011, beginning at 11:00 A.M., local time, at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, for the purposes stated in the attached Notice of Annual Meeting of Shareholders.

Since 2009, we have made our proxy materials available over the Internet and will do so for the proxy materials pertaining to the 2011 Annual Meeting of Shareholders.  We believe that providing proxy materials over the Internet will expedite your receipt of the information while reducing our need to print and ship the materials, which both lowers the costs of delivery and reduces the environmental impact of our annual meeting. On or about March 25, 2011, we mailed to our shareholders a notice containing instructions on how to access our proxy materials and how to vote. This notice also contained instructions on how you can receive a paper copy of our proxy materials.

It is important that your common shares be represented at the Annual Meeting.  Whether or not you plan to attend, we hope that you will vote your shares as promptly as possible. Information about the Annual Meeting and the various matters on which the holders of our common shares of beneficial interest will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement that follow.

Sincerely, Michael P. Glimcher Chairman of the Board & Chief Executive Officer

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Glimcher Realty Trust, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual results may differ from the events discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Glimcher Realty Trust to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K or other reports and statements filed by Glimcher Realty Trust with the Securities and Exchange Commission.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

GLIMCHER REALTY TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 5, 2011

The 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), will be held at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, on Thursday, May 5, 2011, beginning at 11 A.M., local time, for the following purposes:

1.	To elect four Class II Trustees to serve until the 2014 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP (formerly BDO Seidman, LLP) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To vote upon an amendment to the Company’s Amended and Restated Declaration of Trust to increase the number of authorized shares of beneficial interest from 150,000,000 to 250,000,000;

4.	To vote upon a non-binding and advisory resolution regarding the Company’s executive compensation;

5.	To cast a non-binding and advisory vote on the frequency in which the non-binding and advisory shareholder vote to approve executive compensation shall occur; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Trustees of the Company has fixed the close of business on March 18, 2011 as the record date for determining the holders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, entitled to receive notice of and to vote at the Annual Meeting. The Company recommends that you vote “FOR” each of the nominees for trustee, “FOR” Proposals 2, 3, and 4, and in favor of one year with respect to Proposal 5.

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AT THE LOCATION STATED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions found on the Notice Regarding the Internet Availability of Proxy Materials that you received or by filing with the Secretary of the Company a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted. Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation. If your shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy. Beneficial owners of shares held in a brokerage account, by a bank, or other nominee are advised that if you do not timely provide instructions to your broker, banker, or nominee, your shares will not be voted in connection with the election of Class II Trustees (Proposal 1), or with respect to Proposals 3, 4, and 5.

By Order of the Board of Trustees, Kim A. Rieck Senior Vice President, General Counsel, & Secretary

March 25, 2011
Columbus, Ohio

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

GLIMCHER REALTY TRUST
PROXY STATEMENT FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

X.	Audit Committee Statements	61

XI.	Independent Registered Public Accountants – Fees for Audit & Non-Audit Services	62

XII.	General Information	63

XIII.	Appendix A	A-1

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

GLIMCHER REALTY TRUST
180 East Broad Street
Columbus, Ohio  43215

PROXY STATEMENT

Annual Meeting of Shareholders
May 5, 2011

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of Glimcher Realty Trust, a Maryland real estate investment trust, of proxies from the holders of its issued and outstanding common shares of beneficial interest, $0.01 par value per share (the “Common Shares” or “Common Stock”), to be exercised at the 2011 Annual Meeting of Shareholders and any adjournment(s) or postponement(s) of such meeting (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting Notice”). From time to time throughout this Proxy Statement, Glimcher Realty Trust will be referred to as the “Company,” “we,” “us,” or “our company.”

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place of the Annual Meeting

The Annual Meeting will be held at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio  43215 at 11 A.M., local time, on Thursday, May 5, 2011.

Proxy Recipients

Holders of record of the Common Shares at the close of business on March 18, 2011 (the “Record Date”) received a Notice Regarding the Internet Availability of Proxy Materials (the “Internet Notice”) that was sent to shareholders on or about March 25, 2011. Instead of initially mailing a printed copy of the Meeting Notice, this Proxy Statement, a proxy card (or voting instruction form for Common Shares held in a stock brokerage account or by a bank, broker, trustee, or other nominee (“Voting Instruction Form”)), and a copy of our Annual Report to Shareholders (which includes our Annual Report on Form 10-K for the year ended December 31, 2010) (collectively, the “Proxy Materials”) to each shareholder, we are making our Proxy Materials available to shareholders on the Internet. If you received the Internet Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request it in the manner described in the Internet Notice. The Internet Notice explains how to access and review this Proxy Statement and our 2010 Annual Report to Shareholders as well as how you may vote by proxy.  As of the Record Date, the Company had 99,888,550 issued and outstanding Common Shares entitled to vote at the Annual Meeting.

Proxy Voting

Individuals and entities holding the Common Shares at the close of business on the Record Date will be asked to consider and vote upon the following proposals (the “Proposals”):

1.	To elect four Class II Trustees to serve until the 2014 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified (Proposal 1);

2.	To ratify the appointment of BDO USA, LLP (formerly BDO Seidman, LLP) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2);

3.	To vote upon an amendment to the Company’s Amended and Restated Declaration of Trust to increase the number of authorized shares of beneficial interest from 150,000,000 to 250,000,000 (Proposal 3);

4.	To vote upon a non-binding and advisory resolution regarding the Company’s executive compensation (Proposal 4); and

5.	To cast a non-binding and advisory vote on the frequency in which the non-binding and advisory shareholder vote to approve executive compensation shall occur (Proposal 5).

With respect to each of the Proposals, each shareholder is entitled to one vote per Common Share owned by such holder.  You should read this Proxy Statement to decide how you want to vote on each proposal.

Types of Shareholders & Specifying Your Vote

If you hold Common Shares that are registered directly in your name with Computershare Investor Services, LLC, the Company’s transfer agent, you are considered the shareholder of record with respect to those Common Shares.  If you hold Common Shares that are held in a stock brokerage account, by a bank, or other nominee, you are considered the beneficial owner of those Common Shares, and those Common Shares are held in “street name.”

If you hold Common Shares in your name then you may vote those Common Shares by proxy or you may vote in person by attending the Annual Meeting.  If you elect to vote your Common Shares by proxy prior to the Annual Meeting then you may vote:

•	via the Internet at www.proxyvote.com;
•	by telephone (see the instructions at www.proxyvote.com); or
•	by requesting, completing, and mailing in a paper proxy card as outlined in the Internet Notice.

If you participate in our Distribution Reinvestment and Share Purchase Plan (the “DRIP”) and hold your Common Shares directly in your name then you will receive a proxy card for the Common Shares held directly in your name and for the Common Shares that you have acquired and hold through the DRIP.  If you participate in the DRIP and own your Common Shares in street name through a brokerage account then you will receive a Voter Instruction Form or proxy card covering the Common Shares held in the DRIP from your bank, broker, trustee, or other nominee. Common Shares credited to your account in the DRIP will be voted by Computershare Trust Company, N.A., the DRIP administrator, in accordance with your voting instructions.

In the event that you hold Common Shares in “street name,” the rules of the New York Stock Exchange (“NYSE”) require your broker, banker, trustee, or other nominee to first obtain your voting instructions with respect to those Common Shares before voting on non-routine matters such as the election of our Class II Trustees presented in Proposal 1, the amendment to our Amended and Restated Declaration of Trust (the “Declaration of Trust”) presented in Proposal 3, and the executive compensation related matters presented in Proposals 4 and 5.  The NYSE rules permit, but do not require, your broker, banker, trustee, or other nominee to vote on routine matters, such as ratifying the selection of our independent registered public accounting firm presented in Proposal 2, without receiving your voting instructions. If you do not instruct your broker, banker, trustee, or other nominee how to vote with respect to the matters presented in Proposals 1, 3, 4, and 5, your broker, banker, or other nominee may not vote with respect to these proposals, and those votes will be counted as “broker non-votes.”  Broker non-votes are shares that are held in street name by a broker, banker, trustee, or other nominee that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.  You may vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your banker or broker how to vote your Common Shares held in street name.

Conducting the Annual Meeting

In order for us to properly conduct business at the Annual Meeting, a quorum must be present.  Under our Amended and Restated Bylaws (the “Bylaws”), the presence, in person or by proxy, of a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.  The Proposals presented in this Proxy Statement on which shareholders may vote are as follows:

Proposal 1 concerns the election of four Class II Trustees to our Board of Trustees.  In order for a trustee nominee to be elected, the nominee must receive a plurality of all the votes cast as it pertains to the respective trustee nominee’s election.  A properly signed proxy card or Voter Instruction Form marked “FOR ALL EXCEPT” will not be voted for the trustee(s) candidate so indicated, but will be counted to determine whether there is a quorum.  A proxy card or Voter Instruction Form that is properly signed and marked “WITHHOLD ALL” will not be voted for any trustee candidate, but will be counted to determine whether there is a quorum.

Proposal 2 concerns the ratification of BDO USA, LLP (formerly BDO Seidman, LLP) as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  The affirmative vote by holders of at least a majority of the votes cast at the Annual Meeting at which a quorum is present is required to ratify the appointment of BDO USA, LLP (formerly BDO Seidman, LLP) as our independent registered public accounting firm.

Proposal 3 concerns the amendment of our Declaration of Trust to increase the number of authorized shares from 150,000,000 to 250,000,000.  Under the Declaration of Trust, the affirmative vote of holders of a majority of the outstanding Common Shares entitled to vote on Proposal 3 at the Annual Meeting at which a quorum is present is required to amend the Declaration of Trust as described in the Proposal 3.

Proposal 4 concerns a non-binding advisory vote to approve the compensation for the named executive officers disclosed in the section of this Proxy Statement entitled “Compensation of Our Executive Officers.”  Shareholder “approval” of Proposal 4 occurs if the votes cast in its favor exceed votes cast against it.

Proposal 5 concerns a non-binding advisory vote on whether the shareholder advisory vote to approve executive compensation, like that presented in Proposal 4, will occur every one (1), two (2), or three (3) years. Although non-binding on the Company, Board of Trustees, and Executive Compensation Committee, the shareholder vote described in Proposal 5 shall be determined by a majority of the votes cast. Abstentions will not be counted as either votes cast for or against any of the choices provided in Proposal 5 or in determining if a particular choice received a majority of the votes cast.

Shareholders of record who sign and return their proxy card, but fail to specify how to vote their Common Shares, will have their shares voted as follows: (i) FOR ALL the nominees for Class II Trustee (Proposal 1), (ii) FOR ratifying the appointment of BDO USA, LLP (formerly BDO Seidman, LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2), (iii) FOR amendment of the Declaration of Trust (Proposal 3), (iv) FOR approval of the compensation for the named executive officers disclosed herein (Proposal 4), (v) FOR the non-binding advisory vote on executive compensation to appear in the Company’s annual meeting proxy statement on an annual or 1 YEAR basis  (Proposal 5), and (vi) in the proxy holder’s discretion with respect to any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

If your Common Shares are held in street name and you do not give instructions as to how you want your Common Shares voted, under current NYSE rules your broker, banker, or other nominee will be able to vote your Common Shares with respect to certain routine items, but will not be allowed to vote your Common Shares with respect to certain non-routine items.  The ratification of BDO USA, LLP (formerly BDO Seidman, LLP) as our independent registered public accounting firm under Proposal 2 is considered a routine item under the NYSE rules and your broker, banker, or other nominee will be able to vote on that item even without receiving instructions from you, so long as it holds your Common Shares in its name.  The election of trustees to our Board of Trustees as provided for in Proposal 1, the proposed amendment to our Declaration of Trust in Proposal 3, and the executive compensation related matters in Proposals 4 and 5 are considered non-routine items under NYSE rules.  If you do not instruct your broker, banker, or other nominee on how to vote with respect to these Proposals, your broker, banker, or other nominee may not vote with respect to these Proposals and those votes will be counted as broker non-votes. When your bank, broker, trustee, or other nominee votes your Common Shares on routine matters, such as Proposal 2, without receiving voting instructions, those Common Shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of Common Shares voted “for” or “against” such routine matters.  However, broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting, but will not be counted for purposes of determining the outcome of shareholder voting on the non-routine matters described in Proposals 1, 3, 4, and 5.

Shareholders have no dissenters’ rights of appraisal with respect to any of the Proposals.  The Company does not presently intend to bring any business other than that described in the Proposals before the Annual Meeting.

Changing or Revoking Your Proxy Vote

If you are a shareholder of record, then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions found on the Internet Notice that you received or by filing with the Secretary of the Company a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted.  Alternatively, you may also change or revoke your proxy vote by attending the Annual Meeting in person and voting in person; provided however, that mere attendance at the Annual Meeting will not serve to change or revoke a proxy vote unless you specifically request such a revocation or change.  If you hold your Common Shares in street name then you must contact the institution or representative that holds your shares and follow its instructions for changing or revoking a proxy vote.

Abstentions & Broker Non-Votes

Abstentions occur when a shareholder abstains from voting as to a particular matter.  As described earlier, broker non-votes occur when a broker, bank, or other nominee holding Common Shares for a beneficial owner does not vote on a particular proposal because the banker, broker, or other nominee does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner.  Although abstentions and broker non-votes will not be counted as votes against a particular proposal, they have the same effect as a vote against the respective proposal to which they apply. Abstentions and broker non-votes will be considered present for the purposes of determining a quorum.

Attending the Annual Meeting

Our Annual Meeting will begin promptly at 11:00 A.M, local time, on Thursday, May 5, 2011 at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio  43215.  All holders of the Common Shares or their duly authorized proxies should be prepared to present photo identification for admission to the Annual Meeting.  If you hold your Common Shares in street name then you may be asked to present proof of beneficial ownership of the Common Shares as of the Record Date.  Examples of acceptable evidence of ownership include your most recent brokerage statement (as of the date of the Annual Meeting) showing ownership of Common Shares prior to the Record Date or a photocopy of your Voting Instruction Form.  Persons acting as proxies must bring a valid proxy from a shareholder of record as of the Record Date.  Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting.  No cameras, recording equipment, photography devices, electronic devices, or excessively large bags or packages will be permitted in the Annual Meeting.  Directions to the Annual Meeting are as follows:

From the North:

Take I-71 South toward Columbus, Ohio.
Merge onto I-670 West via Exit 109A and travel 0.7 miles.
Merge left onto North 3rd Street/US-23 South via Exit 4B.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the South:

Take I-71 North toward Columbus, Ohio.
Keep left to take OH-315 North toward Dayton and travel 1.2 miles.
Take the US-33 exit toward Dublin Road/Long Street.
Turn right onto US-33/West Spring Street and travel 1.1 miles.
Turn right onto North 3rd Street/US-33 East/OH-3 South.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the East:

Take I-70 West toward Columbus, Ohio.
Take the Fourth Street/US-23 Exit 100B and travel 0.1 miles.
Turn right onto South 4th Street/US-33 West/WS-23 North and travel 0.7 miles.
Turn left onto Gay Street and travel less than 0.1 miles.
Turn left onto North 3rd Street.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

From the West:

Take I-70 East toward Columbus, Ohio.
Keep left to take I-670 East via Exit 96 toward Airport and travel 3.6 miles.
Take the US-23 Exit 4 toward 4th Street/3rd Street/High Street.
Take the 3rd Street/US-23 South Exit 4A on the left.
Turn slight right onto North 3rd Street/US-23 South.
50 North 3rd Street will be on your left, near the intersection of 3rd Street and Gay Street.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following Proposals will be presented at the Annual Meeting and voted on by holders of the Company’s Common Shares at the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

Election of Trustees

The Company's Board of Trustees currently consists of ten members who are classified into three separate classes denoted as Class I Trustees, Class II Trustees, and Class III Trustees.  Each of the four incumbent Class II Trustees have terms that expire at the Annual Meeting.  Each of the three Class I Trustees have terms that expire at the 2013 Annual Meeting of Shareholders and each of the three Class III Trustees have terms that expire at the 2012 Annual Meeting of Shareholders.

Proposal 1:  Election of Class II Trustees

There are currently four members of the Board of Trustees denoted as Class II Trustees.  With respect to the election of Class II Trustees, pursuant to the Declaration of Trust, at each annual meeting of the Company’s shareholders, the successors to the class of trustees whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of the Company’s shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.  Accordingly, at the Annual Meeting, each of the current Class II Trustees who has been nominated for re-election to the Board of Trustees and who is elected, will hold office for a term of three years until the Annual Meeting of Shareholders to be held in 2014 and until his respective successor is duly elected and qualified. The Nominating and Corporate Governance Committee has recommended to the Board of Trustees that it nominate incumbent Class II Trustees Messrs. Richard F. Celeste, Wayne S. Doran, Michael P. Glimcher, and Alan R. Weiler. Proxies cannot be voted for a greater number of persons than the number of nominees named in Proposal 1 herein.  The biographies of the individuals nominated for election as Class II Trustees are listed in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. RICHARD F. CELESTE, WAYNE S. DORAN, MICHAEL P. GLIMCHER, AND ALAN R. WEILER TO SERVE UNTIL THE 2014 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

There are currently no vacancies on the Board of Trustees and neither the Board of Trustees nor the Company expect for a vacancy to exist following the Annual Meeting. Each of the aforementioned nominees for election as trustee has consented to being named in this Proxy Statement and to continue to serve as a trustee, as the case may be, if elected.

Proposal 2:  Ratification of the Appointment of Our Independent Registered Public Accounting Firm

The Audit Committee of the Board of Trustees has appointed BDO USA, LLP (formerly BDO Seidman, LLP) (“BDO”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2011.  A proposal to ratify this appointment shall be presented to the holders of Common Shares at the Annual Meeting.  Although ratification is not required under the Bylaws or otherwise, the Board of Trustees is submitting the appointment of BDO to our shareholders for ratification in the interest of good corporate governance.  If this proposal is not approved at the Annual Meeting, then the Audit Committee may reconsider its appointment.  Regardless of the outcome of this vote, the Audit Committee in its discretion may continue to retain BDO or may select a different independent registered public accounting firm at any time during the year if it determines that the continued retention of BDO or a change of the independent registered public accounting firm would be in the best interests of the Company and its shareholders.

A summary of the aggregate fees billed by BDO for various audit services and non-audit services that it provided to the Company for the fiscal years ended December 31, 2010 and December 31, 2009, respectively, are provided in the section of this Proxy Statement entitled “Independent Registered Public Accountants – Fees For Audit & Non-Audit Services.”

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP (FORMERLY BDO SEIDMAN, LLP) AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Proposal 3:  Amend the Company’s Declaration of Trust to Increase the Number of Authorized Shares

The Board of Trustees unanimously recommends that shareholders approve an amendment (the “Amendment”) to Article VI, Section 6.1 of the Company’s Declaration of Trust to increase the total number of authorized shares of beneficial interest from 150,000,000 to 250,000,000. If the Amendment is approved by the shareholders, it will become effective upon filing Articles of Amendment to the Declaration of Trust with the Maryland State Department of Assessments and Taxation.  The full text of the proposed Amendment is set forth in Appendix A to this proxy statement.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

As of the Record Date, the Company had 99,888,550 Common Shares issued and outstanding, 4,621,511 Common Shares reserved for issuance following the exercise of options and redemption of limited partnership operating units in GPLP, and 11,900,000 shares designated and issued as preferred shares, and 1,681,339 Common Shares reserved for issuance under the Distribution Reinvestment and Share Purchase (the “Plan”). Thus, only 31,908,600 shares of the 150,000,000 authorized shares currently remain available for issuance. As a result, the Company may not have a sufficient number of authorized shares available for issuance for future capital raising activities, mergers and acquisitions, share splits, and other corporate purposes.

The purpose of the proposed Amendment is to provide the Company with enough authorized shares for future capital raising activity and mergers and acquisitions in a manner consistent with its established past practices as well as other general corporate purposes, including issuance of shares and share options under shareholder approved employee benefit plans. The Board of Trustees believes that the increase in the total number of authorized shares will help the Company to meet its future needs and enhance its flexibility to respond quickly to market opportunities and conditions to execute transactions requiring either the issuance of securities or proceeds from a stock issuance. Failure to implement the proposed Amendment could, in effect, prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets.

The Board of Trustees, or a duly authorized committee thereof, will determine whether, when and on what terms the issuance of common shares, preferred shares or other securities of the Company may be warranted in connection with the purpose described above and, with respect to any preferred shares, the Board of Trustees, or a duly authorized committee thereof, will determine the terms of the securities, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters. If the Amendment is approved by the shareholders, the additional common shares or preferred shares will be available for issuance from time to time without further action by the shareholders, unless required by applicable law, regulatory agencies or the rules of any stock exchange on which the Common Shares are then listed or quoted. Under the Company's Declaration of Trust, shareholders do not have preemptive rights with respect to the shares.

The Company has not proposed the Amendment with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares in the future to make it more difficult or to discourage an attempt to acquire control of the Company. As of this date, the Company is unaware of any pending or threatened efforts to acquire control of the Company.

Furthermore, the submission of this proposal is not part of any plan by the Company’s Board of Trustees or management to engage in any transaction which would require the approval of this proposed increase.

VOTE REQUIRED

Under the Declaration of Trust, the affirmative vote of not less than a majority of the Common Shares then outstanding and entitled to vote on the proposal is necessary to approve the proposed Amendment. Abstentions will have the effect of a vote “AGAINST” the proposed Amendment to the Declaration of Trust.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED SHARES.

Proposal 4:  Non-Binding Advisory Vote to Approve Executive Compensation

As required pursuant to federal legislation enacted in 2010 and beginning this year, we are including a proposal to be voted on by our shareholders at the Annual Meeting to approve the executive compensation reported in the section of this Proxy Statement entitled “Compensation of Our Executive Officers.”

As described in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation programs and policies are designed to attract, motivate, and retain our senior executives, including all of our named executive officers, who are critical to our success. Under these programs and policies, our senior executives, including each of our named executive officers, are compensated commensurate with our strategic and fiscal needs as well as rewarded for the achievement of specific corporate and individual goals. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Under this proposal, shareholders have the opportunity to vote for, against, or abstain from voting with respect to the following resolution:

RESOLVED, that, the compensation paid to the named executive officers of Glimcher Realty Trust (the “Company”), as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders (the “Proxy Statement”), including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the Proxy Statement, is hereby approved.

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with the section entitled “Compensation of Our Executive Officers,” shareholders should review that information in considering their vote on the resolution. Unlike Proposal 1, the results of this shareholder vote are not binding on the Company, the Board of Trustees, or the Executive Compensation Committee of the Board of Trustees.  Furthermore, the results of the vote on this resolution will not overrule any decisions previously made by the Company, the Board of Trustees, or the Executive Compensation Committee with respect to executive compensation and will not create any duty for the Company, Board of Trustees, or the Executive Compensation Committee to take any action in response to the outcome of the vote. However, the Executive Compensation Committee may, in its sole and absolute discretion, take into account the outcome of the vote in making compensation decisions and considering other compensation opportunities in the future.  Trustee compensation disclosed in this Proxy Statement is not subject to or covered by this advisory vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

Proposal 5:  Non-Binding Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

Pursuant to the same federal legislation requiring the inclusion of Proposal 4 in this Proxy Statement, we are also including a proposal to be voted on by our shareholders at the Annual Meeting to determine whether the non-binding and advisory shareholder vote to approve executive compensation that we report in our annual meeting proxy statement is to occur every one, two, or three years.  Our Board of Trustees and Executive Compensation Committee have each determined that a non-binding advisory vote on executive compensation that occurs on an annual basis is the most appropriate alternative for the Company at this time.

Similar to Proposal 4, the results of the shareholder vote on Proposal 5 are not binding on the Company, the Board of Trustees, or the Executive Compensation Committee of the Board of Trustees. Regardless of how our Company, the Board of Trustees, or the Executive Compensation Committee consider or respond to the results of the shareholder vote on Proposal 5, federal law mandates that we provide shareholders once every six years the opportunity to vote on the frequency of the non-binding advisory vote on executive compensation.  Although the outcome of the shareholder vote on Proposal 5 is not binding on the Company, the Board of Trustees, or the Executive Compensation Committee and it is purely advisory in nature, the Company intends to implement the frequency selection of the shareholder vote that receives a majority of the votes cast.  If none of the frequency choices for this Proposal 5 – one, two, or three years – receives a majority of the votes cast then, regardless of the voting results on Proposal 5, we expect to provide our shareholders another opportunity to vote on a proposal similar to Proposal 5 at the 2017 Annual Meeting of Shareholders. Proposal 5 requires shareholders to vote on their proxy card or Voting Instruction Form by selecting one of the following choices with respect to the proposal: one year, two years, three years, or abstain. Shareholders are not voting to approve or disapprove the recommendation of our Board of Trustees reflected below.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE IN SUPPORT OF THE OCCURRENCE OF THE NON-BINDING AND ADVISORY SHAREHOLDER VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION ON A ONE YEAR OR ANNUAL BASIS.

EXCEPT WHERE OTHERWISE INSTRUCTED AND AS PERMITTED UNDER NYSE RULES, COMPLETED PROXIES THAT HAVE BEEN SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED: (1) FOR THE ELECTION OF EACH OF THE NOMINEES OF THE BOARD OF TRUSTEES LISTED ABOVE, (2) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP (FORMERLY BDO SEIDMAN, LLP) AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011, (3) FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S DECLARATION OF TRUST TO INCREASE THE NUMBER OF AUTHORIZED SHARES, (4) FOR THE FOREGOING RESOLUTION STATED UNDER PROPOSAL 4, AND (5) IN SUPPORT OF THE OCCURRENCE OF THE NON-BINDING AND ADVISORY SHAREHOLDER VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION ON A ONE YEAR OR ANNUAL BASIS.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

INFORMATION ABOUT OUR TRUSTEES, TRUSTEE NOMINEES, & EXECUTIVE OFFICERS

The following information is provided with respect to current members of the Board of Trustees whose terms do not expire at the Annual Meeting, nominees for election to the Board of Trustees, and executive officers of the Company.  In addition to the biographical information presented, also included for each trustee and trustee nominee is a listing of the particular skills, qualifications, experience, or attributes that led the Board of Trustees to conclude that the respective trustee or trustee nominee should serve on the Board of Trustees.  For each trustee and trustee nominee, the skills, qualifications, experience, or attributes listed below are in addition to the qualifications and skills that each trustee and trustee nominee possesses and which are described in the section of this Proxy Statement entitled Corporate Governance and under the subsection entitled Minimum Qualifications and Process for Identifying and Evaluating Trustee Nominees. The executive officers listed are elected by and serve at the discretion of the Board of Trustees and hold the respective offices adjacent to their names set forth below as of the Record Date. The biographical information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date. The information on the skills, qualifications, experience, or attributes of each trustee and trustee nominee is current as of the mailing date of this Proxy Statement.  Other than Michael P. Glimcher and Herbert Glimcher, who is the father of Michael P. Glimcher, none of the trustees, trustee nominees, or executive officers of the Company are related to each other.

Biographies of Our Trustees & Trustee Nominees

Set forth below is biographical information concerning the members of the Board of Trustees.

Trustees With Terms That Do Not Expire at the Annual Meeting

David M. Aronowitz, 54, has served as a trustee of the Company since May 2006.  Mr. Aronowitz is currently President and Chief Executive Officer of The Gnoêsis Group, LLC, a legal consulting and staffing company based in Columbus, Ohio.  He previously served as Executive Vice President, General Counsel, and Corporate Secretary of The Scotts Miracle-Gro Company, a manufacturer and distributor of lawn and garden care products located in Marysville, Ohio, from March 2001 to July 2007, where he oversaw all legal matters as well as community relations and governmental affairs for the company.  Mr. Aronowitz has a Bachelor of Arts degree from Haverford College and a Juris Doctorate from Yale Law School. As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Aronowitz should serve as a trustee because of his legal skills and experience as well as his general business, political, governmental, risk management, philanthropic, corporate governance, environmental, audit, compliance, sales, and public company management experience. Mr. Aronowitz is a member of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Aronowitz serves as a Class III Trustee.

Timothy J. O’Brien, 58, has served as a trustee of the Company since May 2007. Mr. O’Brien is currently an independent consultant in the areas of real estate, environmental and general business matters.  Mr. O’Brien previously held several positions with Ford Motor Company (“Ford”), including Deputy Chief of Staff to the Chairman and Chief Executive Officer of Ford from December 2005 to December 2006, Vice President, Corporate Relations from December 2001 to December 2005, and various other positions within the Ford organization during the period of December 1976 to December 2001.  Mr. O’Brien’s professional memberships include the state bar associations of Michigan and Florida as well as the United States Supreme Court and United States Tax Court.  He is currently a member of the President’s Council of the Michigan Environmental Council and the Board of Trustees of Oakwood Healthcare, Inc., which operates a comprehensive regional network of hospitals, health care centers, skilled nursing centers and related health care facilities.  Mr. O’Brien has a Bachelor of Arts degree from the University of Michigan-Dearborn and a Juris Doctorate from Michigan State University Law School.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. O’Brien should serve as a trustee because of his experience in the real estate industry and his general business, finance and accounting, legal, corporate governance, governmental, entrepreneurial, political, environmental, public relations, philanthropic, corporate management experience, public company experience as well as his overall management experience and skills. Mr. O’Brien is a member of the Audit Committee, Executive Committee, and Strategic Planning Committee of the Board of Trustees.  Mr. O’Brien serves as a Class I Trustee.

Niles C. Overly, 60, has served as a trustee of the Company since May 2004.  He currently serves as Chairman and Chief Executive Officer of BrightCastle Ventures LLC, a private equity and consulting company. He served as Chairman of The Frank Gates Companies/Avizent (“Frank Gates”), which specializes in employee benefit and risk management services, from 2003 to August 2008. Mr. Overly served as Chief Executive Officer of Frank Gates from 1983 to March 2007.  He also served as General Counsel for Frank Gates from 1979 until 1983.  Prior to joining Frank Gates, Mr. Overly served as an international tax consultant with Arthur Andersen and Company.  He was also a partner in the law firm of Overly, Spiker, Chappano & Wood, L.P.A. for five years.  Mr. Overly is a graduate of the University of Virginia McIntire School of Commerce and received his Juris Doctorate from the University of Virginia School of Law.  His professional society memberships include the Ohio and Virginia Bar Associations as well as the Ohio State Institute of Certified Public Accountants.  He currently serves as a member of the Ohio Chamber of Commerce, a member of the Board of Directors and Executive Committee of the Ohio Chamber of Commerce, and is the former Chairman of the Ohio Chamber of Commerce. He has also been active in the Young Presidents Organization (“YPO”), having served as the Chairman and Education Chair of YPO’s Columbus, Ohio chapter. As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Overly should serve as a trustee because of his general business, risk management, finance and accounting, compliance, legal, audit, corporate governance, public company, and entrepreneurial experience as well as his corporate management experience and skills. Mr. Overly serves as Chairman of the Audit Committee.  He also serves on the Executive Compensation Committee and Executive Committee of the Board of Trustees. Mr. Overly is an Audit Committee Financial Expert as determined by the Board of Trustees.  Mr. Overly serves as a Class I Trustee.

Herbert Glimcher, 82, has served as a trustee of the Company since its inception in September 1993 and served as Chief Executive Officer of the Company from May 1997 until his resignation as Chief Executive Officer in January 2005.  Mr. Glimcher served as Chairman of the Board of Trustees from September 1993 until September 2007.  Mr. Glimcher is currently Chairman Emeritus of the Board of Trustees.  He served as President of the Company from March 1998 until December 1999.  Mr. Glimcher served as Senior Advisor to the Company from February 2005 to May 2007.  He is currently Chairman of the Board of Directors of The Glimcher Company.  Mr. Glimcher is a nationally recognized innovator in the field of shopping center development, having been instrumental in the management, acquisition, and development of over 100 shopping centers during a real estate career spanning over 40 years.  Mr. Glimcher is a member of the Board of Trustees of Mount Carmel Health System, Inc., a member of the Board of Directors of The Ohio State University Foundation, and a member of the Board of Trustees of the Columbus Jewish Foundation.  Mr. Glimcher is a member of the International Council of Shopping Centers (“ICSC”) and National Association of Real Estate Investment Trusts (“NAREIT”). As a result of these and other professional experiences, including the experience and skills acquired by Mr. Glimcher during his service in various management positions within the Company, as well as his experience in the retail and real estate industries, the Board of Trustees has concluded that Mr. Glimcher should serve as a trustee because of his general business experience, risk management, corporate governance, entrepreneurial, and philanthropic experience as well as his experience with respect to banking and financing transactions, real estate development and construction activities, and his corporate management skills and experience. Mr. Glimcher serves on the Strategic Planning Committee of the Board of Trustees. Mr. Glimcher serves is a Class III Trustee.

Howard Gross, 68, has served as a trustee of the Company since September 2004.  He served as interim Chief Executive Officer for Eddie Bauer Holdings, Inc. (“Bauer”), a specialty retailer that sells casual sportswear and accessories, from February 2007 to July 2007.  Mr. Gross retired in December 2003 as President and Chief Executive Officer of HUB Distributing, a privately owned regional retailing business.  Mr. Gross also served as President and Chief Operating Officer of Today’s Man, a New Jersey menswear retailer, from 1995 to 1996, as well as President and Chief Executive Officer of The Limited Stores, a women’s retail clothier based in Columbus, Ohio, from 1991 to 1994, and President and Chief Executive Officer of Victoria’s Secret from 1983 to 1991.  Mr. Gross received a Bachelor of Arts degree from the University of Akron.  Mr. Gross currently serves on the advisory board of Santa Clara University Retail Management Institute.  Mr. Gross served on the Board of Directors of TSIC, Inc. (f/k/a The Sharper Image Corporation) until 2008. Additionally, Mr. Gross served on the Board of Directors of Bauer until 2009. As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Gross should serve as a trustee because of his experience in the retail industry and corporate management skills and experience as well as his general business, sales, corporate governance, and public company experience.  Mr. Gross is a member of the Executive Compensation Committee and Strategic Planning Committee of the Board of Trustees.  He is also Chairman of the Nominating and Corporate Governance Committee of the Board of Trustees.  Mr. Gross is a Class III Trustee.

William S. Williams, 57, has served as a trustee of the Company since May 2004.  He currently serves as Chairman and Chief Executive Officer of The W. W. Williams Company (the “Williams Company”), which is primarily an industrial equipment distributor headquartered in Columbus, Ohio. Mr. Williams joined the Williams Company in April 1978 and became Chief Executive Officer in 1992.  He was elected Chairman of the Williams Company in 1999.  The Williams Company sells and services diesel engines, transmissions, and generator sets throughout the midwest, southeast, and southwest regions of the United States.  He serves on the Executive Committee of the North America Distributor Council and is active in other community organizations. He is also an inactive Certified Public Accountant, holds a Bachelor of Arts in Economics from Duke University, and a Master of Business Administration in Finance from The Ohio State University.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Williams should serve as a trustee because of his general business, finance and accounting, corporate governance, audit, compliance, and sales experience as well as his experience in the banking and finance industries and corporate management experience and skills. Mr. Williams serves as Chairman of the Executive Compensation Committee and is a member of the Audit Committee as well as the Nominating and Corporate Governance Committee of the Board of Trustees. Mr. Williams serves as a Class I Trustee.

Nominees for Election as Class II Trustee

Richard F. Celeste, 73, has served as a Class II Trustee of the Company since September 2007.  Mr. Celeste is currently serving as President of Colorado College located in Colorado Springs, Colorado and has served in that position since July 2002.  Mr. Celeste has held several positions in government, including, United States Ambassador to India from 1997-2001, Governor of the State of Ohio from 1982-1990, and Lieutenant Governor of the State of Ohio from 1974-1978.  Mr. Celeste serves on the Board of Directors for the Garden City Company, The National Association of Independent Colleges and Universities, The Associated Colleges of the Midwest, the Health Effects Institute, and the Downtown Partnership.  Mr. Celeste has a Bachelor of Arts in History from Yale University and studied as a Rhodes Scholar at Oxford University. As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Celeste should serve as a trustee because of his management skills and experience as well as his general business, corporate governance, political and governmental, non-profit/philanthropic, and media and public relations experience.  Mr. Celeste is a member of the Nominating and Corporate Governance Committee and Executive Compensation Committee of the Board of Trustees.

Wayne S. Doran, 74, has served as a Class II Trustee of the Company since October 1999.  He retired in the fall of 2000 as a Vice President of Ford and Chairman of the Board of Ford Motor Land Services Corporation (“Ford Land”), a then wholly-owned real estate subsidiary of Ford.  Mr. Doran is a trustee of the Urban Land Institute.  He is a director of the Arizona State University Foundation, Arizona State University Research Park, Barrow Neurological Foundation, and the PGA TOUR Golf Course Properties.  He is a board member for the Henry Ford Health System.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Doran should serve as a trustee because of his overall management skills and experience as well as his experience in the real estate industry, general business, political and governmental, non-profit, philanthropic, entrepreneurial, corporate governance, real estate development, construction, public company, and corporate management experience. Mr. Doran is the Chairman of the Strategic Planning Committee of the Board of Trustees and serves as the lead trustee among the independent members of the Board of Trustees.  He also serves on the Executive Committee of the Board of Trustees.

Michael P. Glimcher, 43, is Chairman of the Board of Trustees and Chief Executive Officer of the Company.  He has served as a Class II Trustee of the Company since June 1997.  Mr. Glimcher assumed the position of Chairman of the Board in September 2007.  He was appointed President of the Company in December 1999 and served in that position until September 2007.  Mr. Glimcher was elected Chief Executive Officer of the Company in January 2005.  Prior to holding his current positions, he served as Executive Vice President of the Company from March 1999 to December 1999, as the Company’s Senior Vice President of Leasing and Development from May 1998 to March 1999, as the Company’s Senior Vice President of Leasing from September 1996 to May 1998, as the Company’s Vice President of Leasing from April 1995 to September 1996, as the Company’s Director of Leasing Administration from 1993 to April 1995, and various other employment positions within the Company since 1991. Mr. Glimcher is active in several charitable and community organizations.  He is also a member of ICSC and NAREIT.  Mr. Glimcher serves on the Board of Trustees for ICSC, the Arizona State University Foundation, and the Wexner Center for the Arts. As a result of these and other professional experiences, including the experience and skills acquired by Mr. Glimcher during his service in various management positions within the Company as well as his experience in the retail and real estate industries, the Board of Trustees has concluded that Mr. Glimcher should serve as a trustee because of his general business experience, risk management, public company, corporate governance, entrepreneurial, and philanthropic experience, as well as his experience with respect to banking and financing transactions, real estate development and construction activities, and his overall management skills and experience.  Mr. Glimcher is the Chairman of the Executive Committee of the Board of Trustees, a member of the Board of Trustee’s Strategic Planning Committee, and also a member of the Company’s Disclosure Committee.

Alan R. Weiler, 77, has served as a Class II Trustee of the Company since January 1994.  Mr. Weiler served as President of Archer-Meek-Weiler Agency, Inc., an insurance agency (“Archer-Meek-Weiler”) located in Columbus, Ohio, from 1970 to 2002.  He served as Chairman of Archer-Meek-Weiler from January 2006 until Sky Insurance, Inc. (a subsidiary of Huntington Bancshares Corporation) acquired Archer-Meek-Weiler in October 2007.  Since October 2007, Mr. Weiler has served as Senior Vice President of Huntington Insurance (f/k/a Sky Insurance, Inc.).  Mr. Weiler served on the Board of Directors of ProCentury Corporation until 2008. Mr. Weiler is active in several charitable and cultural organizations.  As a result of these and other professional experiences, the Board of Trustees has concluded that Mr. Weiler should serve as a trustee because of his experience in the real estate, risk management, and insurance industries as well as his general business, corporate governance, sales, pubic company, and philanthropic experience plus his overall corporate management skills and experience.  Furthermore, the Nominating and Corporate Governance Committee has concluded, based upon Mr. Weiler’s aforementioned experience and skills, that Mr. Weiler is a resource of high value to the Board of Trustees and is therefore an exception to the restriction under the Company’s Corporate Governance Guidelines making any trustee age seventy-five or older ineligible to be nominated for re-election to the Board of Trustees.  Mr. Weiler is a member of the Strategic Planning Committee of the Board of Trustees.

Biographies of Our Executive Officers

Michael P. Glimcher, 43, is the Chairman of the Board and Chief Executive Officer of the Company.  Biographical information regarding Mr. Michael P. Glimcher is set forth in the section of this Proxy Statement entitled “Information About Our Trustees, Trustee Nominees, & Executive Officers – Biographies of Our Trustees & Trustee Nominees.”

Marshall A. Loeb, 48, is the President and Chief Operating Officer of the Company.  Mr. Loeb joined the Company in May 2005 as Executive Vice President and Chief Operating Officer and served in that capacity until his promotion to President and Chief Operating Officer in September 2007.  As President and Chief Operating Officer, Mr. Loeb provides global direction in all operational areas of the Company.  Mr. Loeb holds a Master of Business Administration from Harvard Business School.  He also holds Bachelor of Science and Master of Tax Accounting degrees from the University of Alabama.  Mr. Loeb is a member of ICSC and NAREIT. Mr. Loeb is a member of the Company’s Disclosure Committee.

George A. Schmidt, 63, is the Executive Vice President and Chief Investment Officer of the Company.  Mr. Schmidt has served as Executive Vice President since March 1999 and served as General Counsel and Secretary of the Company from May 1996 until January 2007.  He served as Senior Vice President of the Company from September 1996 until his promotion to Executive Vice President of the Company.  Mr. Schmidt also served as a Class II Trustee of the Company from May 1999 to May 2005.  Mr. Schmidt assumed his current duties in January 2007 in which he oversees all strategic corporate investment activities for the Company, including new development, redevelopment, acquisitions, and divestitures.  Mr. Schmidt has a Bachelor of Arts degree from Cornell University, a Master of Business Administration from Ohio University, and a Juris Doctorate from Case Western Reserve University.  Mr. Schmidt is a member of the American, Ohio, Texas, and Columbus (OH) Bar Associations.  Mr. Schmidt is also a member of ICSC and NAREIT. Mr. Schmidt has been a lecturer on shopping center leasing, legal, development, and corporate governance issues for the American Bar Association, ICSC, and Ohio University.

Mark E. Yale, 45, is the Executive Vice President, Chief Financial Officer, and Treasurer of the Company.  Mr. Yale joined the Company in August 2004 and served as Senior Vice President and Chief Financial Officer from that time until May 2005.  Mr. Yale was elected Treasurer of the Company in May 2005 and promoted to Executive Vice President in May 2006. Mr. Yale has a Bachelor of Science in Business Administration from the University of Richmond and is an inactive Certified Public Accountant.  Mr. Yale is a member of the American Institute of Certified Public Accountants (“AICPA”), ICSC, and NAREIT.  Mr. Yale is a member of the Company’s Disclosure Committee.

Thomas J. Drought, Jr., 49, is the Executive Vice President, Director of Leasing of the Company and has held this position since January 1, 2011. Mr. Drought served as Senior Vice President, Director of Leasing from January 2002 until promoted to his current position.  Since joining the Company in March 1997, Mr. Drought has served in various leasing positions with the Company, including Regional Leasing Director and Vice President of Leasing.  Mr. Drought is responsible for directing and overseeing leasing of all properties within the Company’s real estate portfolio.  Mr. Drought has more than 23 years of extensive real estate leasing experience and holds the designation of Certified Leasing Specialist from the ICSC.  Mr. Drought holds a Bachelor of Arts in Business Administration from Southern Methodist University.

Kim A. Rieck, 58, is the Senior Vice President, General Counsel, and Secretary of the Company and has held this position since joining the Company in February 2007.  Mr. Rieck oversees all legal, compliance, and governance matters for the Company.  Prior to joining the Company, Mr. Rieck was of counsel with the international law firm of Squire, Sanders & Dempsey L.L.P. (“Squire”) from 1999 to 2007, practicing in the area of commercial real estate law and finance. Prior to joining Squire, Mr. Rieck served as Senior Vice President, General Counsel, and Secretary of DeBartolo Realty Corporation (“DeBartolo”), a then NYSE-listed real estate investment trust, from 1993 to 1996 and in various legal capacities for DeBartolo’s predecessor company from 1981 to 1993.  Mr. Rieck is active in ICSC and regularly speaks at ICSC-sponsored seminars.  Mr. Rieck received his Bachelor of Arts degree from Case Western Reserve University and his Juris Doctorate from The Ohio State University College of Law.  Mr. Rieck is a member of the Company’s Disclosure Committee.

Armand Mastropietro, 48, is the Senior Vice President, Property Management of the Company.  Mr. Mastropietro served as Vice President, Property Management from June 2004 until promoted to his current position in September 2007. Mr. Mastropietro served as the Company’s Regional Director of Property Management from May 2000 to June 2004.  Mr. Mastropietro joined the Company in 1998 and served as a General Manager for one of the Company’s regional mall properties.  Mr. Mastropietro has a Bachelor of Science degree in Business Administration from Youngstown State University.

Melissa A. Indest, 47, is Senior Vice President, Finance and Accounting for the Company and has served in that position since June 2010. Ms. Indest joined the Company in 2003 as Vice President, Controller to manage the day-to-day operations of the Company’s accounting department including external and financial reporting, tax reporting, and lease accounting.  Ms. Indest served as Vice President, Controller until promoted to Vice President, Finance and Accounting in March 2007 and in that capacity assumed additional responsibility for managing the Company’s budgets, forecasts, as well as investor relations functions.  Ms. Indest served as Vice President, Finance and Accounting until June 2010.  Ms. Indest is a member of the National Investor Relations Institute, AICPA, ICSC, and NAREIT.  Ms Indest is a Certified Public Accountant and received a Bachelor of Arts in Accounting from the University of Akron.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

CORPORATE GOVERNANCE

Introduction

In this section, we will discuss the leadership structure of our Board of Trustees and corporate governance policies and procedures used by our company and the Board of Trustees in governing and overseeing the affairs of the Company.  The discussion of our governance policies and procedures will cover policies and procedures implemented to: (i) evaluate, determine, and nominate trustee nominees, (ii) review and approve related party transactions, and (iii) address the Company’s disclosure obligations. We will also discuss the Board of Trustees’ annual independence evaluation of its trustees. The section will conclude with a discussion of the Board of Trustees’ role in overseeing risk in the Company’s business and operations.

Board Leadership

At this time, our Chairman of the Board, who is also our Chief Executive Officer, presides over our Board of Trustees.  Although we have separated the role of Chairman of the Board from that of Chief Executive Officer on a few occasions throughout our history, we believe that having one person hold the roles of Chairman of the Board and Chief Executive Officer is the most effective way at this time to organize the leadership structure of the Board of Trustees. The Nominating and Corporate Governance Committee of the Board of Trustees periodically reviews this structure to assess its effectiveness.  Our Board of Trustees is not required by our Bylaws or Declaration of Trust to have one person hold the positions of Chairman of the Board and Chief Executive Officer, but we believe at this time the leadership of our Board of Trustees is improved by having this structure for the following reasons.

First, we believe that having one person hold the roles of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for our Board of Trustees and executive management and it allows for a single and clear focus for the chain of command to execute the Company’s strategic initiatives and business plans.  Because our Chief Executive Officer is primarily responsible for managing the Company’s day-to-day operations and strategic decisions, he is in the best position to chair meetings of the Board of Trustees where key business and strategic issues are discussed. Secondly, because our Chief Executive Officer has been employed in various managerial and supervisory capacities at the Company for 20 years, the Board of Trustees can make use of his experience and unique insight with the Company and industry in the roles of both Chairman of the Board and Chief Executive Officer. We believe this is especially important during this period of macroeconomic recovery, when the Company is implementing fiscal and operational strategies intended to enhance the Company’s performance and overall financial outlook.  Third, we believe that electing one person to hold the roles of Chairman of the Board and Chief Executive Officer results in a more efficient structure to oversee, manage, and monitor each position. We believe that separating the roles could result in unnecessary and unproductive competition for the attention of individual Board of Trustee members as well as the Board of Trustees as a whole and lead to ineffective and inconsistent communication among the Board of Trustees, Chairman of the Board, Chief Executive Officer, and senior management, resulting in uninformed and shortsighted decision-making by the Board of Trustees.  By appointing one person to serve as Chairman of the Board and Chief Executive Officer, we believe the Board of Trustees can focus its managerial and oversight attention on one individual and more effectively implement its directives into the Company’s operations and strategic initiatives.

In addition to having a combined Chairman of the Board and Chief Executive Officer to preside over the Board of Trustees, the leadership structure of the Board of Trustees also includes the role of lead independent trustee. Our Corporate Governance Guidelines require that the Board of Trustees have leadership for its independent trustees. We created the position of lead independent trustee to provide leadership for our independent trustees. The independent trustees of the Board of Trustees annually elect, from among themselves, a lead independent trustee.  In addition to providing leadership to the independent trustees, our lead independent trustee also chairs discussions among the independent trustees, facilitates communication between the Company’s senior management and the independent trustees, and serves when requested as a spokesperson on behalf of the independent trustees in matters concerning the press and public.  We believe the combined role of Chairman of the Board and Chief Executive Officer coupled with the existence of a lead independent trustee is the appropriate leadership structure for the Board of Trustees at this time because it provides sufficient independent oversight while avoiding unnecessary confusion regarding the Board of Trustees’ oversight responsibilities and the day-to-day management of the Company’s business operations and strategic decisions.

Also, in addition to having a combined Chairman of the Board and Chief Executive Officer and lead independent trustee, the leadership structure  of the Board of Trustees also includes the various  chairpersons that lead its standing committees.  The chairpersons of the Board of Trustees’ five standing committees are currently held by five different trustees.  Currently, there is no prohibition in our governance policies preventing a trustee from serving as chairperson for more than one committee.  The chairpersons of the Audit Committee, Nominating and Corporate Governance Committee, and Executive Compensation Committee are currently held by independent trustees as required under the listing standards of the NYSE.  The chairperson of the Strategic Planning Committee is also an independent trustee. The chairperson of our Executive Committee is our Chairman of the Board and Chief Executive Officer; however, our Corporate Governance Guidelines mandate that a majority of the members of the Executive Committee must qualify as “independent” trustees under the listing standards of the NYSE. Under our Corporate Governance Guidelines, the chairperson for each of the Board of Trustees’ committees is required to report to the full Board of Trustees on the decisions and deliberations of the chairperson’s respective committee.  In addition to their reporting and committee management responsibilities, committee chairpersons, with the assistance of Company management as needed, are responsible for setting the agendas for committee meetings.  Under our Bylaws, the duties of the Chairman of the Board are to preside over meetings of the Board of Trustees and such person may also preside over shareholder meetings.  Finally, in September 2007, our former Chairman of the Board and Chief Executive Officer was appointed Chairman Emeritus by our Board of Trustees in recognition of his status as founder of the Company and in appreciation for his service to the Company; however, the role of Chairman Emeritus is an honorary position with no formal duties or responsibilities within the leadership structure of the Board of Trustees.

Corporate Governance Policies & Procedures

The Board of Trustees, the Audit Committee, and the Nominating and Corporate Governance Committee have adopted certain policies and procedures to guide the Board of Trustees in governing and overseeing the affairs of the Company.  Some of the key topics that these policies address include:

●	trustee independence	●	whistleblower reporting
●	trustee nominations	●	meeting attendance
●	review and approval of related party transactions	●	communications to the Board of Trustees
●	governance of the committees of the Board of Trustees	●	codes of ethics

Set forth below is a summary of the important corporate policies and procedures utilized by the Board of Trustees in governing the Company and overseeing its affairs.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board of Trustees adopted our Corporate Governance Guidelines.  The Corporate Governance Guidelines set forth various matters relating to how the Board of Trustees will govern the Company, including, without limitation, trustee qualification standards, trustee responsibilities, trustee compensation, trustee orientation, trustee term limits, trustee continuing education, and the relationship between the Board of Trustees, management, and any independent advisors.  The Board of Trustees has also adopted a Code of Business Conduct and Ethics that sets forth various policies for Company employees, agents, trustees, and representatives to follow in conducting business activities and transactions on our behalf.  The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.glimcher.com.

Code of Ethics for Senior Financial Officers

The Board of Trustees adopted our Code of Ethics for Senior Financial Officers, applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Senior Vice President, Finance and Accounting (the “Senior Financial Officers”), which is available on the Company’s website at www.glimcher.com.  The Code of Ethics for Senior Financial Officers supplements our Code of Business Conduct and Ethics and sets forth specific policies to guide the Senior Financial Officers in the performance of their duties.

Policy for the Reporting of Questionable Accounting or Financial Matters

The Audit Committee of the Board of Trustees adopted our Policy for the Reporting of Questionable Accounting or Financial Matters, which is available on the Company’s website at www.glimcher.com.  This policy sets forth the procedures and processes for persons to report any conduct that appears to raise ethical or legal concerns in connection with the Company’s accounting, internal accounting controls, financial reporting, or other auditing matters.

Communications Between Shareholders and the Board of Trustees

Shareholders and other interested persons seeking to communicate with the Board of Trustees, including any of the independent members of the Board of Trustees, should submit any communications in writing to the Company’s Secretary at the following address:  Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215.  Any such communication from a shareholder must state the number of shares beneficially owned by the shareholder making the communication.  The Company’s Secretary will forward such communication to the full Board of Trustees or to any individual trustee or trustees to whom the communication is directed.

Trustee Nominations

The Nominating and Corporate Governance Committee will consider candidates for the Board of Trustees submitted by shareholders in accordance with: (i) the Bylaws, (ii) the provisions of the Amended and Restated Nominating and Corporate Governance Committee Charter, (iii) the Board of Trustees’ policy for shareholder nominated trustees as set forth below, and (iv) the policies more fully described in the section of this Proxy Statement entitled “General Information – Shareholder Proposals.”  Any shareholder wishing to submit a candidate(s) for consideration should send the following information to the Company’s Secretary at the following address: Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215:

•
The shareholder’s name and current address, number of shares of the Company owned (including class, rank, and/or series), date such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership;

•
The name, age, and business address of candidate(s) as well as the class, series, rank, and number of any shares of the Company that are owned by such person, the date such shares were acquired, and the investment intent of such acquisition;

•
The name and current address, number of shares of the Company owned (including class, rank, and/or series), date on which such shares were acquired, investment intent with respect to the acquisition of the shares, and proof of ownership of any person associated with or working in concert with the nominating shareholder;

•	The current name and address, if known, of any other shareholders supporting the candidate;

•
Whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of such nominating shareholder or any person associated with or working in concert with the nominating shareholder, the effect of which is to mitigate loss or manage risk of share price changes or to increase the voting power of such persons with respect to the Company’s shares and a general description of such similar activity by the nominating shareholder or any person associated with or working in concert with the nominating shareholder with respect to shares of stock or other equity interests of any other company;

•
A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Trustees;

•	A description of any current or past arrangements, understandings or relationships between the candidate and the Company, its executive officers, or trustees;

•
Other relevant information, factors or considerations (including any information relating to the candidate(s) required to be disclosed by the proposing shareholder under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); and

•	A signed statement from the candidate, confirming such person’s willingness to serve on the Board of Trustees.

The Company’s Secretary will promptly forward such materials to the Chairperson of the Nominating and Corporate Governance Committee.  The Company’s Secretary also will maintain copies of such materials for future reference by the Nominating and Corporate Governance Committee when filling positions on the Board of Trustees.

The Nominating and Corporate Governance Committee will consider shareholder nominated candidates if a vacancy arises or if the Board of Trustees decides to expand its membership and at such other times as the Nominating and Corporate Governance Committee deems necessary or appropriate.  There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates trustee nominees submitted by shareholders as opposed to some other source.

Minimum Qualifications and Process for Identifying and Evaluating Trustee Nominees

The Company does not set specific criteria for members of the Board of Trustees except to the extent required by our Bylaws or to meet applicable legal, regulatory, and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE and the Securities and Exchange Commission (“SEC”), as applicable.  Nominees for trustee will be selected in accordance with the criteria set forth in our Bylaws and Corporate Governance Guidelines and on the basis of various other factors and criteria which the Board of Trustees deems relevant, including, without limitation, the achievement in their personal careers, senior management experience in business, experience in government or education, experience serving on corporate boards, experience in the retail, finance, banking, or real estate industries, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to performing the duties incumbent upon members of the Board of Trustees.  Under our Bylaws, a person is eligible to be nominated or elected to the Board of Trustees once such person reaches the age of twenty-one and is not under or subject to any legal disability.

Beyond the skill and experience criteria discussed above, the Company, Board of Trustees, and Nominating and Corporate Governance Committee also seek to identify trustee nominees that enable the Board of Trustees to have a diversity of viewpoints in order to better understand and anticipate changes in the environment (business, governmental, social, etc.) in which the Company operates. The Board of Trustees and Nominating and Corporate Governance Committee have each sought to include diverse viewpoints and experiences on the Board of Trustees by having trustees from various industries outside of the Company’s industry, trustees who live or work in geographical areas outside of where the Company is headquartered or operates, and by having trustees with varying ranges of educational, practical, and real world experience. The Nominating and Corporate Governance Committee assesses how effective both the committee and the Board of Trustees are in creating diverse viewpoints on the Board of Trustees through annual trustee evaluations of the Board of Trustees’ performance and operation as well as during the meetings of the Nominating and Corporate Governance Committee in which trustee recruitment is discussed.

While the selection of qualified trustees is a complex and subjective process that requires consideration of many intangible factors, the Nominating and Corporate Governance Committee believes that each nominee for trustee should have the capacity, if chosen to serve on the Board of Trustees, to possess a basic understanding of: (i) the principal operational objectives, financial objectives, plans, and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any of its significant subsidiaries or business segments, and (iii) the relative position of the Company and its business segments in relation to its competitors.

When nominating a sitting trustee for re-election at an annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider the trustee’s performance on the Board of Trustees and the trustee’s continued understanding of the aforementioned matters.  Under the Corporate Governance Guidelines, any trustee who has served on the Board of Trustees for twenty consecutive years or has reached the age of seventy-five shall not be eligible for nomination for re-election to the Board of Trustees, except for: (i) Mr. Herbert Glimcher, the current Chairman Emeritus, in recognition of his status as founder of the Company or (ii) any trustee who, based upon the recommendation of the Chief Executive Officer or a Nominating and Corporate Governance Committee member, as approved by the Nominating and Corporate Governance Committee, is regarded as a resource of high value to the Board of Trustees.

The Nominating and Corporate Governance Committee is willing to consider candidates submitted by a variety of sources (including incumbent trustees, shareholders, Company management, and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Trustees.  If a vacancy arises or the Board of Trustees decides to expand its membership, the Nominating and Corporate Governance Committee will ask each trustee to submit a list of potential candidates for consideration.  The Nominating and Corporate Governance Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments, and other relevant factors and criteria to determine whether the candidate is potentially qualified to serve on the Board of Trustees.  At that time, the Nominating and Corporate Governance Committee also will consider potential nominees submitted by:  (i) shareholders, if any, in accordance with the Bylaws and the procedures adopted by the Board of Trustees, (ii) the Company’s management, and (iii) any independent third party search firm(s) retained by the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee will seek to identify and recruit the best available candidates, and it intends to evaluate qualified shareholder nominees on the same basis as those submitted by Board of Trustees members, Company management, third party search firms, or other sources.

After completing this process, the Nominating and Corporate Governance Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation.  If the process yields one or more desirable candidates, the Nominating and Corporate Governance Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs.  The Nominating and Corporate Governance Committee Chairperson will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with all members of the Nominating and Corporate Governance Committee.  All such interviews are held in person and include only the candidate and the Nominating and Corporate Governance Committee members.  Based upon interview results and appropriate background checks, the Nominating and Corporate Governance Committee then decides whether it will recommend the candidate’s nomination to the full Board of Trustees.

Policies and Procedures for Reviewing and Approving Related Party Transactions

The Audit Committee of the Board of Trustees has the responsibility for reviewing, approving (or disapproving), or ratifying any Related Party Transaction (this term is defined in the next paragraph).  Our policies and procedures that govern the disclosure of Related Party Transactions and the Audit Committee’s process in reviewing and assessing a Related Party Transaction are described in our Code of Business Conduct and Ethics (the “Code”) which is available on our website at www.glimcher.com.

Under the Code, we define a “Related Party Transaction” as any transaction or series of transactions in which: (i) the Company (or any of its subsidiaries) was, is, or will be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related party had, has, or will have a direct or indirect material interest. Under the Code, a related party’s position or relationship with a firm, corporation, or other entity that engages in a transaction with the Company (or any of its subsidiaries) will generally not constitute an indirect material interest if the interest is less than a 1% ownership, financial, or equity interest in such firm, corporation, or other entity.  A related party under the Code is defined to include any: (i) executive officer of the Company, trustee of the Company, nominee to the Board of Trustees, or Family Member (defined below) of such persons or (ii) stockholder known by the Company to beneficially own directly or indirectly more than five percent (5%) of the Company’s voting securities or any Family Member of such stockholder (provided such stockholder has such holdings when the Related Party Transaction(s) occurs or exists).  The term “Family Member” is defined in our Code to mean any spouse, parent, stepparent, child, stepchild, sibling, mother- or father-in-law, son- or daughter-in-law, and brother- or sister-in-law of any related party, and any person (other than a tenant or employee) sharing the household of any related party. Except for the Code’s definition of an indirect material interest, we interpret the Code’s rules and definitions for Related Party Transaction and related party consistent with Item 404(a) of Regulation S-K and its instructions (17 C.F.R. Sec. 229.404), the Exchange Act, and the Securities Act of 1933, as amended.

Under the Code, neither the Company nor any related party shall engage in a Related Party Transaction unless the material terms and conditions of the transaction are: (i) disclosed to the Audit Committee, (ii) approved in advance by the Audit Committee, and (iii) deemed by the Audit Committee to be no less favorable to the Company and its subsidiaries than the terms and conditions that could have been obtained from unaffiliated parties in an arm’s length transaction.  All employees and trustees of the Company who become aware of the existence of any existing, proposed, or potential Related Party Transaction are encouraged to bring that information to the attention of a supervisor, manager, or other appropriate Company personnel.

In reviewing any existing, proposed, or potential Related Party Transaction, the Audit Committee will conduct itself in accordance with all applicable laws and in accordance with our governance documents.  The Audit Committee will consider all relevant facts and circumstances to determine whether a Related Party Transaction exists, is proposed, or may occur and whether or not to approve the transaction. The Audit Committee may interview any Company personnel and any other third party that it deems appropriate or necessary to assist it in determining (i) whether there is a Related Party Transaction and (ii) whether to approve the transaction.  In connection with any review by the Audit Committee, it shall have access to all documents in the Company’s possession and shall have the authority to request additional documents it deems appropriate or necessary from any employee, trustee, or Family Member of such person(s) and any third party.  All Company personnel shall cooperate with any document or information requests made by the Audit Committee in connection with its review of a transaction.  In connection with the Audit Committee’s review of any existing, proposed, or potential Related Party Transaction, the Audit Committee shall have the authority to engage independent counsel, accounting, or other consultants to advise it as it deems appropriate.

If a Related Party Transaction is approved by the Audit Committee, the Company will disclose the existence and material terms of the transaction in its securities filings if and to the extent required by applicable securities laws.  The Audit Committee shall inform the Board of Trustees of any approval, non-approval, or ratification of a Related Party Transaction.

The Disclosure Committee

The Disclosure Committee is currently composed of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also director of the Company’s internal audit department, and four of the Company’s senior executive officers, Messrs. Michael P. Glimcher, Marshall A. Loeb, Mark E. Yale, and Kim A. Rieck.  The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations.  The Disclosure Committee is not a committee of the Board of Trustees. The Disclosure Committee met five times during the fiscal year ended December 31, 2010.  The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it is available on our website at www.glimcher.com.  The Disclosure Committee Charter sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

Trustee Independence

The Board of Trustees and Nominating and Corporate Governance Committee have determined that Messrs. Aronowitz, Celeste, Doran, Gross, O’Brien, Overly, and Williams are trustees that meet the independence requirements of the NYSE.  The Board of Trustees has made such a determination based on the fact that none of the listed persons has had, or currently has, any material relationship with the Company that would currently impair his independence, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable, or familial relationship.  A majority of the trustees on the Board of Trustees satisfied the independence requirements of the NYSE during fiscal year 2010.

The Role of the Board of Trustees in Risk Oversight

The Board of Trustees has appointed its Audit Committee to assist the Board of Trustees in its oversight responsibilities which include, among other things, risk oversight. The Board of Trustees primarily uses the Audit Committee to administer its risk oversight function which includes oversight of the Company’s financial risk, legal or compliance risk, audit risk, credit risk, liquidity risk, business or operational risk, and other such risks which are identified from time to time. As part of the risk oversight function of the Board of Trustees, the Audit Committee Chairman annually provides the results of the Company’s control environment surveys to the Board of Trustees. These surveys are administered annually by the Company’s internal audit department on an anonymous basis to both senior management and to certain members of the Company’s non-executive staff.  The surveys are distributed as part of the Company’s internal control testing. The surveys are intended to measure the degree to which respondents comply with the Company’s governance, internal control, and ethics policies.  The surveys also assess whether respondents are aware of any non-compliance with the policies and how they view the Company’s administration and enforcement of the policies.

In discharging the Board of Trustees’ risk oversight function, the Audit Committee also receives periodic reports from the Company’s internal audit department as well as BDO on potential financial and non-financial risks existing in the Company’s operations and the steps management is taking or has taken to identify and minimize such risks. One of the reports is a non-financial risk assessment which identifies specific risks across several functional departments within the Company and includes a description of one or more of the controls in place to mitigate the respective risk.  This report is completed and updated on an annual basis by the Company’s internal audit department and the findings are presented to the Audit Committee. The Audit Committee Chairman reports this risk data to the Board of Trustees during one of its regular meetings.  The other report, a financial risk assessment, is completed in connection with the Company’s annual and quarterly audit of its internal control over financial reporting and the Audit Committee receives a report of any adverse findings in connection with the internal control audit reports of both BDO and the Company’s internal audit department.  The Audit Committee Chairman shares the findings from each of these reports on a quarterly basis with the Board of Trustees. The Audit Committee also receives, upon request, detailed presentations from the Company’s management personnel on topics specific to a particular aspect of the Company’s operations or financial planning in order to provide the Audit Committee with a more in-depth understanding of a specific activity or function, including any inherent corporate risk associated with such activity. The Audit Committee Chairman also shares the information from these presentations with the Board of Trustees. Lastly, the Audit Committee reviews a detailed list, prepared by the Company’s financial reporting and legal departments, which describes the specific risks factors affecting the Company’s business and results of operations.  This list is included in the Company’s Annual Report on Form 10-K (and any periodic updates as needed in the Company’s Form 10-Qs, prospectuses, and registration statements).  The Board of Trustees, and as needed the Audit Committee, reviews the risk factors included in the Form 10-K and any prospectuses or registrations statements before they are filed with the SEC and the Audit Committee solely reviews any changes to the risk factors included in any Form 10-Q.

The Audit Committee further discharges its responsibilities with respect to risk oversight by discussing the Company’s policies over risk assessment and risk management, including financial risk exposure, with the Company’s senior management.  The Audit Committee Chairman also shares the findings from these discussions with the Board of Trustees.  The Audit Committee also discusses the Company’s fraud risk with management and separately with BDO.  As part of these discussions, the Audit Committee receives the findings of fraud testing conducted by the Company’s internal audit department in three key areas of the Company’s operations and processes – payroll, travel and entertainment expense, and specialty leasing.  The Audit Committee Chairman also shares the findings from these discussions with the Board of Trustees.

The manner in which the Board of Trustees administers its risk oversight function is reflected in the leadership structure of the Board of Trustees.  Under our Corporate Governance Guidelines, the Audit Committee Chairman is required to report to the full Board of Trustees on the deliberations and decisions of the Audit Committee, including the deliberations and decisions relating to the Board of Trustees’ risk oversight functions.  However, the Director of Internal Audit and BDO, who directly perform and administer many of the risk assessment functions throughout the fiscal year, do not under the Company’s governance documents directly report to the Board of Trustees, the Chief Executive Officer, or Chairman of the Board.  BDO reports directly to the Audit Committee and the Director of Internal Audit reports directly to the Audit Committee Chairman.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

OUR BOARD OF TRUSTEES & ITS COMMITTEES

Our Board of Trustees currently has ten members and no vacancies. The persons comprising the Board of Trustees also constitute all of the members of the Board of Directors of Glimcher Properties Corporation, a wholly-owned subsidiary of the Company and sole general partner of our operating partnership, Glimcher Properties Limited Partnership.  During the Company's fiscal year ended December 31, 2010, the Board of Trustees held four regular quarterly meetings, six special meetings, and acted by unanimous written consent on three occasions. All of the trustees attended at least 75% of all of the meetings of the Board of Trustees held during the fiscal year ended December 31, 2010 and the committees thereof on which such person served during the period.  All members of the Board of Trustees are expected to attend in person the Company’s Annual Meeting.  Nine of the current members of the Board of Trustees attended the 2010 Annual Meeting of Shareholders.  Additionally, during the Company’s fiscal year ended December 31, 2010, non-management trustees met without management in regularly scheduled executive sessions over which the lead trustee of the independent members of the Board of Trustees presided.  Mr. Wayne S. Doran served as lead independent trustee during the 2010 fiscal year and has been elected by the independent trustees of the Board of Trustees to serve as lead independent trustee for fiscal year 2011. The Board of Trustees has five standing committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Strategic Planning Committee, and an Executive Compensation Committee.  Each committee’s membership and responsibilities are discussed below and are current as of the Record Date.

Executive Committee

The members of the Executive Committee are Messrs. Wayne S. Doran, Michael P. Glimcher, Niles C. Overly, and Timothy J. O’Brien.  Mr. Glimcher is the Chairman of the Executive Committee.  The function of the Executive Committee is to generally exercise all of the powers of the Board of Trustees except those which are prohibited pursuant to resolutions adopted by the Board of Trustees or which require action by all trustees or independent trustees under applicable law, the provisions of the Bylaws, or the Declaration of Trust.  The Executive Committee met on one occasion during the fiscal year ended December 31, 2010, but acted by unanimous written consent on two occasions.

Audit Committee

The members of the Audit Committee are Messrs. David M. Aronowitz, Timothy J. O’Brien, Niles C. Overly, and William S. Williams.  Mr. Overly is the Chairman of the Audit Committee.  Each member of the Audit Committee qualifies as an “independent” trustee under the listing standards of the NYSE and the rules promulgated by the SEC.  The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The function of the Audit Committee is to: (i) appoint and retain (or terminate) the Company’s independent registered public accounting firm, (ii) review with the independent registered public accounting firm the audit plans and results of the audit engagement, (iii) approve professional services provided by the independent registered public accounting firm, (iv) review the qualifications and independence of the independent registered public accounting firm, (v) consider the range of audit and non-audit fees, (vi) review the adequacy of the Company’s internal accounting controls, (vii) review and approve any Related Party Transactions, and (viii) investigate reports of ethical and regulatory violations within the Company.  The Audit Committee also reviews the results of management’s assessment of internal control over financial reporting set forth in Management’s Report on Internal Control Over Financial Reporting. The Board of Trustees has authorized the Audit Committee to periodically assess and indentify certain business risks that may impact the Company.  The Audit Committee, as part of its compliance oversight responsibilities, conducts annual reviews and assessments of the business, financial, and operational risks affecting our company and discusses with management and our independent registered public accounting firm our policies regarding risk assessment and risk management. This review and assessment is done with the assistance of personnel from the Company’s internal audit department.  Following the assessment, the Audit Committee Chairman reports the findings to the Board of Trustees and provides it with a listing of the business, financial, and operational risks identified during the assessment.  The Audit Committee met nine times during the fiscal year ended December 31, 2010.

The Board of Trustees has adopted an Audit Committee Charter, a current copy of which is available on our website at www.glimcher.com.  The Audit Committee Charter sets forth the responsibilities, authority, and specific duties of the Audit Committee as well as the structure and membership requirements of the Audit Committee, the relationship of the Audit Committee to the Company’s independent registered public accounting firm, the Company’s internal audit department, and Company management.  The federal securities laws require the Audit Committee to make certain statements regarding its review of the Company’s financial statements and its discussions with the Company’s independent registered public accounting firm about those statements.  These statements appear in the section of this Proxy Statement entitled “Audit Committee Statements.”

Audit Committee Financial Expert

The Board of Trustees has determined that Mr. Niles C. Overly is qualified to serve as an Audit Committee Financial Expert in accordance with the independence and experience requirements of the NYSE, the Exchange Act, and other applicable laws, including the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, and William S. Williams.  Mr. Gross is the Chairman of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The function of the Nominating and Corporate Governance Committee is to: (i) identify individuals qualified to be members of the Board of Trustees, (ii) propose to the Board of Trustees nominees for election at the next annual meeting of the Company’s shareholders, (iii) recommend to the Board of Trustees any modifications or enhancements to the Corporate Governance Guidelines, and (iv) recommend trustee nominees to the Board of Trustees for each committee of the Board of Trustees and for the Chairperson of each such committee.  The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2010.  The Board of Trustees has adopted a written charter for the Nominating and Corporate Governance Committee which is available on our website at www.glimcher.com.  The Charter sets out the responsibilities, authority, and specific duties of the Nominating and Corporate Governance Committee.

Strategic Planning Committee

The members of the Strategic Planning Committee (the “Planning Committee”) are Messrs. Wayne S. Doran, Herbert Glimcher, Michael P. Glimcher, Howard Gross, Timothy J. O’Brien, and Alan R. Weiler.  Mr. Doran is Chairman of the Planning Committee.  Under the Planning Committee’s charter, each member of the Planning Committee shall possess expertise and practical experience in finance, financial matters, as well as in dealing with the type of transactions described below. Each member of the Planning Committee must be an incumbent member of the Board of Trustees.  The Board of Trustees has adopted a written charter for the Planning Committee. The Planning Committee met four times during the fiscal year ended December 31, 2010.  The function of the Planning Committee is to:

(i)
review, evaluate, and assess any extraordinary transaction (or series of related transactions) between the Company, or any affiliate, and any unaffiliated third party involving the sale, merger, consolidation, transfer, exchange, apportionment, or any conveyance of:  (A) an asset or group of assets representing more than fifty percent of the book value of the Company’s assets (on a consolidated basis as determined in accordance with Generally Accepted Accounting Principles (“GAAP”) prior to the transaction or (B) any other asset or group of assets on which the long-term (i.e., greater than one fiscal year) business strategy of the Company is substantially dependent;

(ii)
review, evaluate, and assess any material and extraordinary restructuring of the management or corporate structure of the Company, or any affiliate, in a way relating to its operations or capital (including, but not limited to, debt, liabilities, or other securities) structure and composition (including, but not limited to, the Company’s qualification as a real estate investment trust); and

(iii)	perform such other duties as assigned to it by the Board of Trustees or required and permitted by any other applicable law or regulation.

Executive Compensation Committee

The members of the Executive Compensation Committee are Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, Niles C. Overly, and William S. Williams.  Mr. Williams is the Chairman of the Executive Compensation Committee.  Each member of the Executive Compensation Committee qualifies as an “independent” trustee under the listing standards of the NYSE.  The Board of Trustees has adopted a written charter for the Executive Compensation Committee which is available on our website at www.glimcher.com.  The Amended and Restated Executive Compensation Committee Charter sets out the responsibilities, authority, and specific duties of the Executive Compensation Committee.  It also specifies, among other things, the structure and membership requirements of the Executive Compensation Committee, as well as the relationship of the Executive Compensation Committee to any independent compensation consultants and management of the Company.  The Executive Compensation Committee met six times during the fiscal year ended December 31, 2010 and acted by unanimous written consent on three occasions.

The Executive Compensation Committee’s scope of authority includes the following:

(i)
to approve all compensation (including, but not limited to, salary, equity awards, benefits, and perquisites) and hiring decisions relating to any individual employed by the Company (including any affiliate) who holds the position of Senior Vice President and higher;

(ii)	to approve all decisions relating to the termination of any individual employed by the Company (including any affiliate) who holds the position of Senior Vice President and higher;

(iii)	to review and approve corporate goals and objectives relating to the compensation of the Company’s Chief Executive Officer;

(iv)
to evaluate and approve compensation arrangements, awards, grants, plans, policies, and programs, as needed or required, for Company personnel who are employed in positions below that of Senior Vice President;

(v)	to review and approve compensation for members of the Board of Trustees;

(vi)
to retain and terminate any compensation consultant or consulting firm to be used to assist the Executive Compensation Committee in the evaluation of compensation matters and to obtain advice and assistance from internal or external legal, accounting, or other advisors;

(vii)
to approve and determine fees and other retention terms for compensation consultants that are hired to assist in investigations into or studies of matters within the Executive Compensation Committee’s responsibilities, and retain, at the Company’s expense, such independent counsel and other advisors as it deems necessary for such purposes; and

(viii)
to perform such duties and responsibilities as may be assigned to the Executive Compensation Committee under the terms of any of the Company’s management or employee compensation, equity-based or benefit plans, or by the administration committee of such plans.

The Executive Compensation Committee may delegate any of its duties mentioned above to the extent permitted by the Amended and Restated Executive Compensation Committee Charter, the Bylaws, Declaration of Trust, Corporate Governance Guidelines, or applicable law.  To the extent permitted, its duties may be delegated to subcommittees of the Executive Compensation Committee or certain officers of the Company.  Also, the Executive Compensation Committee may delegate, to such person(s) as it sees fit, its authority to approve grants or awards from the Company’s equity based or incentive compensation plans to Company personnel employed in positions below that of Senior Vice President, provided such delegation does not violate the terms of the Amended and Restated Executive Compensation Committee Charter, Corporate Governance Guidelines, the applicable plan, or any other applicable law or regulation.  Furthermore, under the Amended and Restated Executive Compensation Committee Charter, the Executive Compensation Committee is prohibited from delegating to a subcommittee any decision relating to the compensation or evaluation of the Board of Trustees, Chief Executive Officer, the Executive Compensation Committee itself, or any officer of the Company employed as Senior Vice President or higher.

In determining the amount and form of annual compensation for the Company’s senior executive officers and trustees, the Executive Compensation Committee uses annual performance reviews and guidance from a compensation consultant.  Below is a discussion of how the Executive Compensation Committee uses information from each of these sources to make its determinations.

Performance Reviews

The annual performance evaluations of the Company’s Senior Vice President, General Counsel and Secretary, certain Executive Vice Presidents, and President are performed by the Company’s Chief Executive Officer.  The Company’s President evaluates the performance of the Executive Vice President, Director of Leasing and the Senior Vice President, Property Management while the Executive Vice President, Chief Financial Officer and Treasurer evaluates the performance of the Senior Vice President, Finance and Accounting. The Executive Compensation Committee conducts its own annual evaluation of the Chief Executive Officer's performance.  Each of the senior executive officers, including the Chief Executive Officer is assessed on the basis of the Company’s annual operating results, performance on individual objectives, and leadership skills.  Near the end of 2009, the Chief Executive Officer approved the individual goals and objectives for fiscal year 2010 of the Company’s Senior Vice Presidents and higher and discussed his own goals and objectives for fiscal year 2010 with the Executive Compensation Committee.  The committee approved the final goals and objectives for the Chief Executive Officer, President, and each Executive Vice President and Senior Vice President.  The goals and objectives of the senior executive officers, including the Chief Executive Officer, may be revised throughout the year in order to make necessary adjustments based upon changing business conditions, promotions, and unforeseen events.

As part of their annual performance evaluations, each senior executive officer, including the Chief Executive Officer, completes a self-assessment and participates in a formal evaluation of the goals and objectives established by the officer before the beginning of the performance year. The Executive Compensation Committee makes determinations pertaining to salary adjustments, equity awards, and annual performance bonuses for senior executives based, in part, on:  (i) the Chief Executive Officer’s evaluation of the performance of the Senior Vice President, General Counsel and Secretary, certain Executive Vice Presidents, and the President, (ii) the Executive Vice President, Chief Financial Officer and Treasurer’s evaluation of the performance of the Senior Vice President, Finance and Accounting, and (iii) the President’s evaluation of the Executive Vice President, Director of Leasing and the Senior Vice President, Property Management. The Executive Compensation Committee conducts its own evaluation in determining the annual salary adjustment, equity award(s), and annual performance bonus for the Chief Executive Officer.

Compensation Consultant

The Executive Compensation Committee has engaged Meridian Compensation Partners, LLC, an executive compensation consulting firm (“Meridian”), to assist it in making compensation determinations with respect to the Company’s senior executive officers and trustees, as well as structuring the Company’s executive compensation programs and plans.  Meridian provides executive compensation consulting services to the Executive Compensation Committee on an as needed basis pursuant to a written contract.  As part of Meridian’s engagement, the scope of Meridian’s duties has included providing the following to the Executive Compensation Committee:

(i)
data and guidance that the Executive Compensation Committee may use to make decisions that are consistent with the Company’s business strategy, compensation philosophy, prevailing market practices, relevant legal and regulatory mandates, and shareholder interests;

(ii)	advice on the Company’s executive and trustee compensation philosophy and the Company’s compensation peer group;

(iii)
equity and non-equity incentive compensation plan design and advice for both annual and various long-term incentive compensation plan structures that satisfy the Company’s compensation objectives and competitive market best practice philosophies;

(iv)
competitive market compensation studies to be used in determining base salary, bonus, severance compensation, equity grants, long-term incentive awards, and periodic reviews of other elements of compensation for the Company’s Chief Executive Officer and other senior executive officers;

(v)	emerging best practices and changes in the regulatory and corporate governance environment; and

(vi)	data and guidance about best practice philosophies, competitive market compensation studies, and competitive pay levels with respect to trustee compensation.

During fiscal year 2010, Meridian’s aggregate fees did not exceed $120,000 nor did Meridian provide any services to the Executive Compensation Committee, the Company, or any of its affiliates that are not described above.

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee currently consists of Messrs. David M. Aronowitz, Richard F. Celeste, Howard Gross, Niles C. Overly, and William S. Williams. The membership of the Executive Compensation Committee consisted entirely of the aforementioned persons during fiscal year 2010.  The Board of Trustees has appointed the Executive Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and equity-based plans.  The Executive Compensation Committee is the administrator for the Company’s Amended and Restated 1997 Incentive Plan (the “1997 Plan”) and the Amended and Restated 2004 Incentive Compensation Plan (the “2004 Plan”).  As the administrator, the Executive Compensation Committee determines the number of options and other awards granted to the trustees and employees of the Company under the 2004 Plan and, to the extent that awards are modified or adjusted, the 1997 Plan.  None of the current members of the Executive Compensation Committee are or were ever officers and/or employees of the Company or any of its subsidiaries.  The Executive Compensation Committee has prepared a Compensation Committee Report.  The text of this report can be found in the section of this Proxy Statement entitled “Compensation Committee Report.”

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

COMPENSATION RISK ASSESSMENT

In addition to the risk oversight responsibilities of the Board of Trustees and Audit Committee that were discussed earlier, the Executive Compensation Committee conducts, in accordance with applicable SEC rules, an annual risk assessment of the Company’s compensation plans, policies, and practices to determine whether such plans, policies, and practices create risks that are reasonably likely to have a material adverse effect on the Company.  Based on this assessment, the Executive Compensation Committee concluded that the Company’s compensation plans, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Executive Compensation Committee evaluated the Company’s compensation plans and programs to determine their propensity to cause undue risk taking by employees, including senior executive officers, relative to the level of risk associated with the Company’s business model and operations.  The Executive Compensation Committee believes that the Company does not use highly leveraged short-term incentives that encourage high risk behavior at the expense or detriment of long-term Company value and which are reasonably likely to create a material adverse effect. The Executive Compensation Committee completed its assessment in early 2011 as part of its obligation to oversee the Company’s compensation risk assessment process and reported the findings summarized above to the full Board of Trustees.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

COMPENSATION OF OUR EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary

During 2010, our overall compensation philosophy for both our senior executives and all other employees, reflected many of the cost-saving initiatives we implemented in 2009 and 2008.  However, in response to the achievement of certain corporate objectives and goals by our company during 2010, we reinstated salaries during the first half of the year for our bonus-eligible employees and senior executives to 2008 levels.  We view the reinstatement of such salaries as a first step toward restoring our overall compensation and related benefits to levels existing prior to the implementation of our various cost-saving initiatives during the previous two years. The structure of our bonus and equity compensation programs for fiscal year 2010 remained unchanged from previous years; however as discussed in more detail below, we limited 2010 bonus awards for individual performance to target levels to keep our compensation costs within budgeted parameters. With respect to equity compensation, although awards sizes were generally the same as in previous years, the grant date value of the awards, as shown in the Summary Compensation Table, appreciated in comparison to past years as a result of the positive market performance of our Common Shares. As a result, the equity compensation for both the Named Executives as well as our other employees eligible to receive equity awards was enhanced with respect to value. We believe that restoring salaries and awarding equity compensation at an improved market value contributes to building and enhancing positive morale among the senior executive officers, and employees generally, which we believe will motivate them to work towards achieving our company’s corporate goals and objectives.

Overview

In this section, we describe all of the important elements of compensation for the senior executive officers listed in the tables that follow and explain how we determined the amounts of compensation paid or provided to the listed officers during 2010 as well as our reasons for paying or providing the compensation disclosed. Throughout this section, we refer to the senior executive officers listed in the tables following this section as the “Named Executives.” Additionally, unless otherwise stated, references in this section to data in the Summary Compensation Table are only with respect to the year 2010.

This section is organized to first describe the objectives of our compensation program for the Named Executives as well as executive compensation generally.  Following the discussion of the objectives, we discuss how benchmarking and the review of executive compensation at our peer companies has influenced our executive compensation program and compensation decisions in previous years as well as during 2010. We then explain what our executive compensation program is designed to reward and describe each compensation element within our executive compensation program.  As we discuss each element of compensation and our reasons for choosing to pay the particular element, we also discuss:

(i)	how we generally determined the payment amount for the particular element of compensation;

(ii)	how our decision regarding that element fits into one or more of our overall objectives for our executive compensation program; and

(iii)	how decisions about the particular element of compensation affects, if at all, our decisions regarding other compensation elements.

We conclude our discussion with a brief overview of the tax and accounting implications of our executive compensation program and a discussion of the impact or influence on our compensation philosophy and programs of previous shareholder voting results on executive compensation.

Objectives of Our Executive Compensation Program

The goal of our compensation program for the Named Executives, as well as for our executive officers generally, is to provide compensation that is fair and equitable to both the executive officer and our company.  We attempt to accomplish this goal by establishing a compensation program for our senior executive officers with the following objectives:

(i)
to provide compensation for performance based partly upon an evaluation of the annual financial results of our company, a person’s contribution to our company, and the operational results of the department in our company that the officer is responsible for managing;

(ii)	to motivate senior executive officers to focus their performance on both the long-term and short-term goals of our company and align their motivations with those of our shareholders;

(iii)
to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is competitive with companies comparable to our company in size and operation;

(iv)	to encourage senior executive officers to increase their ownership of Common Stock in our company over the course of their employment;

(v)
to provide compensation that contributes to building and enhancing positive morale among the senior executive officers to motivate them to work towards achieving our company’s corporate goals and objectives; and

(vi)	to provide comparable compensation to similarly situated and similarly performing executive officers within our company.

The objectives referenced above are not weighted in any particular manner by the Executive Compensation Committee (the “Compensation Committee”) nor is one objective automatically given primacy over others with respect to particular compensation decisions made by the Compensation Committee.  During 2010, decisions regarding the compensation of our executive officers were guided by the aforementioned objectives; however, policies and decisions regarding executive compensation were also impacted by our 2010 corporate budget, fiscal strategy, and financial outlook. For example, we maintained throughout 2010 for budgetary reasons the suspension of the corporate match under our Amended and Restated Retirement Savings Plan or 401(k) plan (the “Savings Plan”).  Furthermore, our fiscal year 2010 annual bonus awards for individual performance were capped for budgetary reasons.

Market Comparisons & Benchmarking for Executive Compensation

The Compensation Committee did not use formal compensation studies or market comparisons in establishing or approving executive salaries, bonuses, and benefits for fiscal years 2008, 2009, or 2010. Although the Compensation Committee has used market comparisons or market data to set executive compensation levels in years prior to 2008, the Compensation Committee has not used such data in the last three years to determine compensation because we have implemented reductions or freezes in many areas of executive compensation as part of our cost reduction initiatives.  During 2008, executive salaries and performance bonuses remained unchanged from the prior year and during 2009 base salaries for our senior executive officers, including each Named Executive, were reduced 10% from 2008 levels. As discussed in greater detail in the section below captioned Base Salary, senior executive base salaries for 2010 were restored to 2008 levels, but the increases were implemented to recognize the achievement of certain corporate objectives and not in connection with any compensation benchmarking.  From time to time since 2007, the Compensation Committee has used informal market-influenced recommendations and advice from its compensation consultant to guide its decision-making in connection with our annual equity awards and compensation relating to newly hired or promoted executives.  As discussed in greater detail in the section below captioned Change In Control Arrangements, the Compensation Committee used such advice to formulate and approve revisions to our Severance Benefits Agreements.

What Our Executive Compensation Program is Designed to Reward

Our executive compensation program is designed to reward the operating performance of our company as well as individual performance.

(i)   Company Operating Performance

Our company is a real estate investment trust, or REIT, that primarily owns, leases, acquires, develops, and operates regional and super regional shopping malls, open-air lifestyle centers, and community shopping centers. In order to maintain our REIT status, we must distribute at least 90% of our ordinary taxable income to our shareholders.  Therefore, we use Funds From Operations, or FFO, as a supplemental measure to net income to measure our operating performance.  FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry.  FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (or loss) available to common shareholders (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that per share growth in both net income and FFO are important factors in enhancing shareholder value. Therefore, a component of our executive compensation program is designed to reward achievement of our company’s year-end per share FFO goals.  Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives, have the greatest opportunity to influence performance in this area.  Therefore, we base a large portion of their total cash compensation on an evaluation of our company’s annual FFO results.

It is important to note that FFO includes impairment losses for properties held-for-use and held-for-sale.  Also, FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs.  Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Our Executive Bonus Plan uses FFO per Common Share performance targets to determine a portion of each Named Executive’s annual bonus.  As we will discuss in greater detail in the section below captioned Annual Bonus, 70% of a Named Executive’s total target bonus opportunity under the Executive Bonus Plan is used to determine the portion of the bonus based upon an evaluation of our company’s annual FFO results.  We calculate our reported FFO per Common Share by dividing our FFO by the weighted average number of diluted Common Shares outstanding for our fiscal year.  Under this calculation, our reported FFO is net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable assets, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.

Other factors that we use to measure our operating performance include occupancy levels at our regional shopping mall properties, property sales, completion or initiation of development or redevelopment projects, and completed joint venture or partnering initiatives.  These factors are generally used for individual goals or objectives because the completion of these types of goals or objectives are generally heavily influenced by the actions of a particular senior executive officer, department, or functional area within our Company.

(ii)  Individual Performance

Our executive compensation program also rewards individual performance. Individual performance is rewarded through base salary and performance-based or variable compensation.  Through base salary, the specific skill set and managerial abilities of an executive are rewarded.  With respect to performance-based or variable compensation, individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked to our overall corporate goals.  Individual objectives of the executives differ for each officer and are, generally, established at the beginning of the evaluation year concurrently with the adoption of the Executive Bonus Plan for that year. For the 2010 performance year, each of the Named Executives had five objectives.  Bonus awards for performance on individual objectives for 2010 were granted under the Company’s 2010 Executive Bonus Plan.

Each Named Executive has a target bonus payout amount to reward overall performance of his individual objectives.  As we will discuss in greater detail in the section below captioned Annual Bonus, for the Named Executive, the target bonus payout amount to reward individual performance is equal to 30% of each officer’s total target bonus opportunity under the Executive Bonus Plan.  A Named Executive’s target bonus payout amount for individual achievement is an amount within a range of bonus payout amounts for achievement of the individual objectives.  The range of bonus payouts for individual achievement corresponds to the assessment of the Named Executive’s overall performance on all objectives as shown by the following chart:

Performance Assessment Levels
	Threshold	Target	Maximum
Bonus Payout Range	75-99% of Target Bonus Payout for Individual Objectives	100% of Target Bonus Payout for Individual Objectives	101-125% of Target Bonus Payout for Individual Objectives

For each individual objective, a Named Executive has an expected deliverable or target performance.  The actual performance of the Named Executive with respect to an objective is evaluated and awarded at: (A) Target, which describes expected performance, (B) Threshold, which describes acceptable performance that is below Target performance, and (C) Maximum, which describes performance that exceeds expectations.  The performance targets for each Named Executive’s objectives are only stated in terms of target or expected performance.  There are no stated performance targets for Threshold or Maximum as these standards are identified in connection with the evaluation of a Named Executive’s performance and in light of expected performance for the particular objective. The individual objectives of the Named Executives, as well as our senior executives generally, can be separated into two categories:  (A) objectives relating to a particular aspect of the Named Executive’s performance and (B) objectives relating to the Company’s activities or operational results or the performance of others affiliated with the Company.  Generally, the Named Executives have more objectives relating to the Company’s activities, operational results, or performance due to the managerial focus of their responsibilities. The evaluation levels for the individual objectives have the following achievement percentages: (A) Threshold (75–99%), (B) Target (100%), and (C) Maximum (101–125%).  At the conclusion of each Named Executive’s evaluation on his individual objectives, all of the achievement percentages for the person’s objectives are aggregated and divided by his total number of objectives in order to produce his overall achievement percentage for performance on his individual objectives. A Named Executive’s overall achievement percentage will range between 0%-125% and historically is used to determine the portion of the Named Executive’s annual bonus awarding individual achievement.  Each objective is equally weighted, but the Named Executive’s performance evaluation for each objective may vary and affect his overall achievement percentage. If a Named Executive receives an overall achievement percentage below 75%, then he is ineligible for a bonus under the 2010 Executive Bonus Plan.  The 2010 individual objectives for the Named Executives and target performance for each objective are listed in the chart that follows:

Named Executive & Objectives	Target Performance
Chairman of the Board & Chief Executive Officer
Create three year strategic plan for the Company with objectives.	Perform as stated.
Complete all refinancing activity, or alternately, asset sale.	Perform as stated.
Complete joint venture transaction with The Blackstone Group (“Blackstone”) and cultivate relationship.	Perform as stated.
Ensure that day-to-day operations operate smoothly despite the turbulent environment.	Perform as stated.
Personally maintain all key and critical banking relationships.	Perform as stated.

Executive Vice President, Chief Financial Officer & Treasurer
Address mortgage debt maturities that occur during fiscal year 2010.	Facilitate and complete the refinancing of the Company’s Mall at Johnson City and Polaris Towne Center.
Develop a three year comprehensive capital plan that includes risks as well as opportunities to continue balance sheet de-leveraging.	Perform as stated.
Oversee smooth leadership transition for the Company’s Information Services department.	Perform as stated.
Provide appropriate support and leadership over key productivity and customer service initiatives.	Perform as stated.
Ensure effective and responsive financial, tax, and accounting services for the Blackstone joint venture relationship.	Perform as stated.

President & Chief Operating Officer
Achieve fiscal year 2010 budgeted common area maintenance (“CAM”) expense for mall portfolio.	The Company’s 2010 same store CAM expenses do not exceed $57 million or constitute more than a 3.5% increase over the actual CAM expenses during 2009 excluding CAM expenses for Scottsdale Quarter.
Achieve fiscal year 2010 sponsorship revenue goals for mall portfolio.	The Company achieves sponsorship revenue of at least $2.14 million or achieves at least a 3% increase over the Company’s 2009 sponsorship revenue.
Achieve monthly budgeted occupancy goals for the Company’s properties.	Perform as stated.

Named Executive & Objectives (cont’d)	Target Performance (cont’d)
President & Chief Operating Officer (cont’d)
Continue progress on Scottsdale Quarter office leasing or achieve budgeted goal for fiscal year 2010.	Perform as stated.
Assist Vice President, Human Resources with talent management and initiating measures to maintain positive morale with Company associates.	Perform as stated.

Executive Vice President & Chief Investment Officer
Complete joint venture with Blackstone involving the Company’s WestShore Plaza and Lloyd Center properties and manage the Company’s relationship with Blackstone.	Perform as stated.
Implement new reporting structure in development and construction departments.	Perform as stated.
Monitor cost and timing of Scottsdale Quarter development such that the project’s completion remains on schedule and within the established budget.	Perform as stated.
Direct the completion of refinancing projects for the Company’s Mall at Johnson City and Polaris Towne Center properties.	Perform as stated.
Build relationships with anchor and department store tenants.	Perform as stated.

Executive Vice President, Director of Leasing
Maintain occupancy between 91%-93% at the mall properties.	The Company reports year-end occupancy for mall stores between 91% and 93%.
Work to maintain a strong Phase II opening at Scottsdale Quarter with at least 75% of the space open or committed.	Approximately 85% of Phase I space has signed tenant leases or open and approximately 50% of Phase II space has signed tenant leases.
Continue to coordinate retailer portfolio meetings to strengthen our relationships, create new deals and finish renewals.	Schedule to meet with more retailers in 2010 compared to 2009.
Improve and develop the leasing team and the interaction with other departments within the Company.	Perform as stated.
Help to create at least one new partnership or third party property opportunity.	Assist in due diligence with the Company’s joint venture partners to explore new properties acquisitions and pursue third party opportunities.

The Elements of Compensation Within Our Executive Compensation Program

(i)      Base Salary

We provide base salaries for each of the Named Executives and for all of our other executive officers.  Their annual base salaries are intended to create a minimum level of compensation and are designed to achieve the objectives of our executive compensation program relating to hiring and retaining executive talent. Historically, our Compensation Committee has annually evaluated base salaries to determine whether adjustments were warranted to achieve better market comparability, comparability among the Company’s senior executives, to recognize promotions, and reward performance.  However, since 2008, base salary growth among our salaried personnel, including each of the Named Executives, has been limited because of our fiscal initiatives to reduce costs. No salary adjustments were made during 2008 and in 2009 base salaries for the Company’s senior executive officers, including each Named Executive, were reduced by 10% from 2008 levels.

However, during the first quarter of 2010, base salaries for all of our bonus-eligible employees and senior executive officers, including certain Named Executives, were reinstated to fiscal year 2008 levels in an effort to restore the morale of Company employees following reductions in benefits and compensation during the previous two years. The Compensation Committee conditioned the restoration of executive base salaries, including those of certain Named Executives, on the completion of the Company’s credit facility modification and joint venture transaction with Blackstone involving the Company’s WestShore Plaza and Lloyd Center properties because of the significance of each transaction to the Company’s strategy to improve its fiscal outlook.  The Compensation Committee also believed that making the reinstatement of base salaries contingent on the achievement of particular corporate objectives advanced the Company’s objective to compensate its executives based upon Company performance and the achievement of corporate goals.  Except for the Executive Vice President, Director of Leasing, the salary data reported in the Summary Compensation Table for fiscal year 2010 does not reflect the full reinstatement of salaries to 2008 levels because the Named Executives, as well as our other bonus-eligible personnel, were not paid at the adjusted rates for the full fiscal year.  The Executive Vice President, Director of Leasing’s 2010 salary was paid at 2008 rates because in September 2009 his salary was reinstated to 2008 levels in an effort to improve the competiveness and marketability of his overall compensation in connection with the Company’s efforts to recruit junior level executive leasing talent.  As result, the Compensation Committee did not further increase the Executive Vice President, Director of Leasing’s salary in connection with the 2010 salary reinstatements.

Following the base salary reinstatement discussed above, our Chief Executive Officer and our President continued to have the first and second highest salary compensation amongst the Named Executives because of their management and oversight responsibilities. These differences in compensation are also reflected in our bonus, equity, and severance compensation for the same reasons.  As in prior years, the amount of a Named Executive’s 2010 annual salary was not affected or influenced by the amount of any other compensation element within our executive compensation program; however, annual paid salary continues to be a variable used in the formula to determine a Named Executive’s annual performance bonus.  Also, annual base salary is a variable in the formula to determine a Named Executive’s severance payout under our executive severance arrangements.  Salaries paid to the Named Executives for fiscal year 2010 are reflected in column (c) of the Summary Compensation Table and, generally, account for approximately 42% to 65% of a Named Executive’s total annual compensation reported in the Summary Compensation Table.

(ii)      Annual Bonus

The annual bonuses for our senior executive officers, including the Named Executives, are designed to further our executive compensation objectives of providing performance-based compensation.  We pay annual bonuses to the Named Executives because we believe it will further these objectives.  Historically, the annual bonus for our senior executive officers is a cash payment that is awarded in March for performance during the previous year.  The amount of the bonus payment for our senior executive officers, including the Named Executives, during 2010 is determined based upon the terms and conditions of our 2010 Executive Bonus Plan.

The 2010 Executive Bonus Plan is the only bonus plan in which the Named Executives participated in 2010.  Each year, the Compensation Committee determines which senior executive officers will participate in that year’s Executive Bonus Plan and approves the terms and conditions of the respective plan.  The Board of Trustees also adopts the plan when it approves and ratifies the actions of the Compensation Committee. The participants in our Executive Bonus Plan are the Company’s Senior Vice Presidents and above. Actual award payouts under the 2010 Executive Bonus Plan vary amongst the plan participants, including the Named Executives, and are ultimately determined by the Compensation Committee. In making award determinations under the 2010 Executive Bonus Plan, the Compensation Committee has the authority and discretion to take into consideration the impact of unanticipated and extraordinary factors or events that positively or negatively affected our company or an individual’s performance during the year. The Compensation Committee’s use of discretion must always be authorized and ratified by the Board of Trustees, which has a majority of independent trustees, or must be pursuant to the terms of the compensation plan or contract approved by the Board of Trustees.

(A)      Structure of the 2010 Executive Bonus Plan

Under the 2010 Executive Bonus Plan, the final bonus payment amounts were determined based upon the evaluation of the Company’s FFO performance and the senior executive officer’s performance on his individual objectives. The plan is structured in this manner so that we may reward both individual achievement and corporate achievement in furtherance of our compensation objective to provide performance-based compensation and reward the type of achievement that our executive compensation program is designed to reward. An individual’s bonus payment amount is the sum of two components:  (1) the portion of the payment based upon a review and evaluation of our year-end FFO performance (the “FFO Component”) and (2) the portion of the payment based upon the overall achievement of the individual’s objectives (the “Individual Objectives Component”).

In determining the FFO Component and Individual Objectives Component that comprise a Named Executive’s bonus payment, the following bonus targets must initially be determined: (1) Target Bonus Payout Amount, (2) FFO Target Amount, and (3) Individual Objectives Target Amount.  Under the plan, a Named Executive’s Target Bonus Payout Amount is a stated percentage of the actual base earnings paid to him during the year. For each of the Named Executives, and each other participant in the 2010 Executive Bonus Plan, actual base earnings under the plan consists only of paid salary received during fiscal year 2010.  The Named Executive’s FFO Target Amount is 70% of his Target Bonus Payout Amount and the Individual Objectives Target Amount is 30% of the Target Bonus Payout Amount.  The Compensation Committee structured the plan in this manner in order to make the majority of a Named Executive’s bonus award opportunity impacted by our company’s overall FFO performance. The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount do not represent bonus payment amounts under the plan, but instead represent targets that determine the bonus amount depending upon the level of individual and corporate achievement.  The Target Bonus Payout Amount, FFO Target Amount, and Individual Objectives Target Amount for each of the Named Executives are listed in the table below (amounts are rounded to the nearest dollar):

Named Executive	Target Bonus Payout Amount	FFO Target Amount (70% of Target Bonus Payout Amount)	Individual Objective Target Amount (30% of Target Bonus Payout Amount)
Chairman of the Board & CEO	$477,471 (85% of paid salary)	$334,230	$143,241
EVP, CFO & Treasurer	$146,626 (50% of paid salary)	$102,638	$43,988
President & COO	$207,596 (50% of paid salary)	$145,317	$62,279
EVP & Chief Investment Officer	$163,734 (50% of paid salary)	$114,614	$49,120
EVP, Director of Leasing	$126,755 (40% of paid salary)	$88,728	$38,027

There were no changes to the structure or terms of the 2010 Executive Bonus Plan during 2010.  The Compensation Committee continues to believe that the bonus compensation of the Named Executives furthers our objectives to provide compensation that motivates our senior executives to perform at a high level.

(B)  Determining the Amount of the FFO Component of a Named Executive’s Annual Bonus

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the 2010 Executive Bonus Plan is determined using the following scale:

Evaluation Levels for Per Common Share FFO Performance
Bonus Payment Component	Minimum (Yr. End FFO of $0.70-$0.76 Per Share)	Threshold (Yr. End FFO of $0.77 - $0.82 Per Share)	Target (Yr. End FFO of $0.83 - $0.88 Per Share)	Maximum (Yr. End FFO of $0.89 Per Share and Above)
FFO Component	25-47% of FFO Target Amount	50-92% of FFO Target Amount	100-141% of FFO Target Amount	150% of FFO Target Amount

The FFO targets stated in the chart above were formulated to include the range of our anticipated 2010 per Common Share FFO results that were initially announced at the beginning of 2010. Under each level of FFO performance in the 2010 Executive Bonus Plan, each year-end FFO per share amount is assigned a percentage used to determine the portion of the FFO Target Amount a participant is eligible to receive based upon the Company’s year-end FFO performance.  For example, if we attain a year-end FFO of $0.70 per share, then plan participants would be eligible to receive 25% of their FFO Target Amount, but if we achieve a year-end FFO of $0.83 per share, then plan participants would be eligible to receive 100% of their FFO Target Amount.  Under the plan, percentage payouts are separated by 3 to 4 percentage points between FFO per share amounts under the Minimum level of performance and 8 to 9 percentage points under the Threshold and Target levels.  The Compensation Committee structured the plan in this manner to provide flexibility within the evaluation levels in the event that the Compensation Committee used its discretion in determining the award amount for the FFO Component of the bonus award.

For fiscal year 2010, we reported FFO per diluted Common Share of $0.74.  Although the Company’s year-end FFO performance is within the Minimum performance level, the Compensation Committee, upon reviewing and assessing the Company’s financial and operational performance during 2010 as well as that of the Company’s senior management team, authorized a payout under the FFO Component at the Threshold level by exercising its discretion in determining the Company’s FFO performance for bonus compensation purposes and the FFO Component for each Named Executive.  The Compensation Committee acknowledged the dilutive impact of the Company’s April 2010 secondary offering of 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01, and the July 2010 secondary offering of Common Shares.  The Compensation Committee discounted the dilutive impact of each offering on the Company’s year-end FFO results and assumed the related expenses for each transaction were included in the Company’s fiscal budget for 2010.  The Compensation Committee reasoned that the successful execution of both offerings contributed significantly to the Company’s operational and fiscal achievements during 2010, as demonstrated by the Company’s enhanced liquidity and leverage position, the joint venture acquisition of Pearlridge Center in Hawaii, the completion of the joint venture with Blackstone involving the Company’s WestShore Plaza and Lloyd Center properties, and the acquisition by the Company of its joint venture partner’s interest in the Company’s Scottsdale Quarter development located in Scottsdale, Arizona.  In exercising its discretionary authority, the Compensation Committee evaluated our 2010 year-end per Common Share FFO results without the dilutive impact of the aforementioned offerings.  As part of its analysis and evaluation of information provided by management, the Compensation Committee concluded that the dilutive impact of the offerings on the Company’s reported 2010 year-end results amounted to approximately $0.06 per Common Share.  Based upon this analysis and solely for purposes of determining annual bonuses, the Compensation Committee used its discretion to add back $0.06 per Common Share to the Company’s 2010 reported year-end per Common Share FFO results, leaving an adjusted year-end FFO of $0.80 per Common Share.  Under the 2010 Executive Bonus Plan, FFO of $0.80 per diluted Common Share is within the plan’s Threshold FFO performance level.

In addition to using its discretion to authorize incentive awards relating to FFO performance of the Named Executives, the Compensation Committee also exercised similar discretion in determining incentive awards relating to FFO performance for our other senior executives.  In using this discretion to determine incentive compensation, the Compensation Committee believed that such action and awards advanced our compensation objective of motivating personnel to focus their performance on our company’s long-term goals and objectives.  Based upon the foregoing, the Compensation Committee authorized the payment of bonus awards to the Named Executives for the Company’s 2010 per Common Share FFO achievement at the 2010 Executive Bonus Plan’s Threshold level of 75% of a Named Executive’s FFO Target Amount as shown in the table below (amounts are rounded to the nearest dollar):

Named Executive	FFO Target Amount	FFO Component of Annual Bonus (75% of FFO Target Amount)
Chairman of the Board & CEO	$334,230	$250,673
EVP, CFO & Treasurer	$102,638	$76,979
President & COO	$145,317	$108,988
EVP & Chief Investment Officer	$114,614	$85,961
EVP, Director of Leasing	$88,728	$66,546

(C)  Determining the Individual Objectives Component of a Named Executive’s Annual Bonus

Historically, the amount of a Named Executive’s Individual Objectives Component reflects the person’s overall achievement on his or her individual objectives. Based upon the outcome of the Named Executive’s performance evaluation, the Named Executive receives an overall achievement percentage that ranges from 0% to 125% and reflects his performance on his individual objectives.  This overall achievement percentage is then applied to the Named Executive’s Individual Objectives Target Amount to determine the Individual Objectives Component of the Named Executive’s annual bonus award.  However, for fiscal year 2010, the Compensation Committee, based upon the recommendation of and information received from senior management, used its discretion to limit the bonus payments for individual performance to the Target level payout under the 2010 Executive Bonus Plan.  The Compensation Committee authorized this limitation to keep the Company’s aggregate fiscal expense for bonus compensation within its budgeted parameters with respect to fiscal year 2010 as well as fiscal year 2011. The Compensation Committee approved awards at the Target level unless a Named Executive’s overall achievement percentage was outside Target or Maximum in which case the award was determined using the actual achievement percentage attained. The final performance evaluations on individual objectives for Named Executives who received a Target payout for the Individual Objectives Component were Target or above with overall achievement percentages ranging from 110% to 120%.

As explained above, final bonus awards under the 2010 Executive Bonus Plan are equal to the sum of the Individual Objectives Component for each Named Executive plus the person’s FFO Component as set forth in the following table:

Named Executive	Individual Objectives Component of Annual Bonus	FFO Component of Annual Bonus	Total Bonus Award
Chairman of the Board & CEO	$143,241	$250,673	$393,914
EVP, CFO & Treasurer	$43,988	$76,979	$120,967
President & COO	$62,279	$108,988	$171,267
EVP & Chief Invest. Officer	$48,629	$85,961	$134,590
EVP, Director of Leasing	$38,027	$66,546	$104,573

The bonus payout award under the 2010 Executive Bonus Plan, for each of the Named Executives, is reflected in column (g) of the Summary Compensation Table. The bonus payment amount under the 2010 Executive Bonus Plan, generally, accounts for approximately 22% – 30% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table. Fluctuations in incentive compensation reflected in column (g) of the Summary Compensation Table between fiscal years 2008 and 2010 are attributable in part to the changes in the values of the variables used in the plan’s formula to determine bonuses and in part to the variances in awards received by the Named Executives between 2008 and 2010 for both individual performance as well as the Company’s FFO performance.

(iii)       Equity Compensation

(A)       Our Granting Practices & Philosophy

Historically, we have made annual grants of stock options and restricted Common Stock to our senior executive officers, including the Named Executives, as part of their compensation arrangement. Our equity compensation awards provide an opportunity for us to achieve one of the objectives of our executive compensation program – to  provide compensation that motivates our senior executive officers to focus their performance on the long-term goals of our company and align their motivations with those of our shareholders.  In addition to the aforementioned objective, the Compensation Committee also attempts to provide equity compensation that is consistent with our historical granting practices for the respective executive position.

(B)       Our 2010 Equity Compensation Grants

During 2010, the Compensation Committee approved grants of restricted stock to executives, including each of the Named Executives, and stock options to our non-executive as well as executive personnel in nature and size identical to the awards approved during 2009.  The Compensation Committee structured awards in this manner to advance the objectives described above, further enhance employee morale, and leverage the reduced market value of the Company’s Common Stock as an opportunity for the Company to issue equity compensation at a cost within its 2010 budget parameters and for award recipients to acquire equity awards from the Company with measurable potential for long-term growth in value.

The Compensation Committee also continued its historical practice of issuing our annual equity awards in March. We make awards at this time because it enables us to consider the prior year’s performance of our company and senior management as well as our expectations of the individual and our company for the coming year. The Compensation Committee’s schedule is determined several months in advance and the proximity of any award(s) to public announcements or other market events relating to our company is purely coincidental. As in past years, our 2010 equity awards were not based upon the achievement of predetermined performance goals by our company or individual performance goals, but rather were the product of the Compensation Committee’s judgment in light of its consideration of the factors and objectives previously discussed.

Similar to restricted Common Share grants in previous years, the 2010 Common Share grants have transfer restrictions that lapse in three equal annual installments over a period of five years beginning on the third anniversary of the grant date.  The terms of the stock option grants also mirrored the terms of option grants in previous years.  Each stock option permits the recipient to purchase one share of Common Stock for each optioned share granted, for a period of ten years, at a price that is determined on the date the stock option is awarded (i.e., the exercise price). Stock options granted to senior executive officers, including all of the Named Executives, vest and become exercisable in one-third installments over a period of three years beginning on the first anniversary of the grant date.  The exercise price for stock option awards granted during 2010 was equal to the NYSE closing market price of the Common Stock on the grant date for the respective stock option award.

We believe that awarding options that are not immediately exercisable and Common Stock with transfer restrictions is an optimal way to motivate recipients to focus their performance on the long-term goals of our Company, which we believe will positively affect the market value of the Common Shares and consequently the potential value of the recipient’s equity awards.  In terms of outstanding equity awards held by the Named Executives, stock options constitute the majority of those awards because those were traditionally the only type of equity compensation that our company awarded.  We began awarding restricted Common Stock in March 2005.  We made this change to provide an appropriate incentive vehicle to retain critical executive talent in the organization and to make our incentive awards competitive with equity incentive awards provided by a majority of REITs comparable to us in size and operation.

The values relating to our equity awards which are reported in columns (e) and (f) of the Summary Compensation Table for each Named Executive represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for each Named Executive’s respective award(s) during the listed year. Generally, the aggregate grant date fair value of stock options and restricted Common Stock awards account for approximately 11% to 23% of a Named Executive’s total annual compensation that is reported in the Summary Compensation Table.

(C)         Common Stock Ownership Guidelines

During 2008, our Board of Trustees finalized formal guidelines requiring both senior executive officers and members of the Board of Trustees to acquire and maintain ownership of the Company’s Common Shares.  The guidelines remained in place and unchanged during fiscal year 2010.  We believe these guidelines will promote our compensation objective of encouraging our senior executive officers to increase their ownership of Common Stock in our company over the course of their employment and motivating our senior executive officers to focus their performance on both the long-term and short-term goals of our company by aligning their motivations with the interests of our shareholders. Our Board of Trustees voted to approve the guidelines upon the recommendation of its Nominating and Corporate Governance Committee and the Compensation Committee.  Under the guidelines, Common Shares acquired by officers and trustees through purchase, gift, exchange, or other means are counted toward the ownership requirement level in addition to Common Shares received through grants, awards, or payments from the Company.

Under the guidelines, any member of our Board of Trustees who is not an employee of the Company or any of its affiliates, shall, within five years of the later of the guideline’s adoption date of May 9, 2008 or the date on which such person is elected or appointed to the Board of Trustees, own Common Shares with a market value of no less than four times such person’s then current annual cash retainer for serving as a member of the Board of Trustees, exclusive of chairperson fees, lead independent trustee fees, or meeting fees.  With respect to our executive officers, the guidelines provide that the Chief Executive Officer, President, Chief Operating Officer, any Executive Vice Presidents, and any other executive officers of the Company that are identified by the Compensation Committee as being subject to the guidelines, shall, within five years of the later of the guideline’s adoption date or the date on which such person is elected or appointed to the applicable office covered by the guidelines, own Common Shares with a market value as follows:

Executive Officer	Market Value of Common Shares Required to Own
Chief Executive Officer	Four times (4X) base salary
President	Three times (3X) base salary
Chief Operating Officer	Three times (3X) base salary
Other executive officers of the Company subject to the guidelines	Two times (2X) base salary

Under the guidelines, an executive officer’s base salary shall be the actual paid annual salary received by the executive officer from the Company (or any applicable affiliated company or subsidiary) for the Company’s fiscal year in which the market value of the executive officer’s Common Share holdings is measured for purposes of compliance with the guidelines. Persons holding more than one of the listed offices shall comply with the guidelines by following the ownership requirements of the office with the larger Common Stock ownership obligation.

(iv)       Retirement & Health Benefits

Our retirement benefits are provided under the Savings Plan.  The Savings Plan is a tax-qualified deferred compensation plan or 401(k) plan.  During 2010, we continued the suspension under the Savings Plan of our company match where we partially match employee contributions to the Savings Plan, including contributions made by our senior executive officers. We suspended the Company match under the Savings Plan on May 1, 2009 as part of our cost reduction measures (the “Match Suspension”). Until the Match Suspension, the Company matched 100% of the first 3% of salary deferrals that an employee contributed to the Savings Plan and 50% of the next 2% of salary deferrals that an employee contributed to the Savings Plan.  We do not have a traditional pension plan or supplemental retirement plan.  The health benefits that we provide senior executive officers are the same benefits generally available to all of our salaried employees and participation is optional.

(v)       Change in Control Arrangements

All of the Named Executives have change in control arrangements in the form of a Severance Benefits Agreement.  Payments under our severance agreements also include the continuation of certain health insurance benefits as well as the immediate vesting of all unvested and outstanding equity compensation held by the respective Named Executive. As shown in Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control,” the amount of a Named Executive’s potential payment(s) is based upon a formula that includes the person’s annual base salary existing at the time the change in control occurs plus the applicable target bonus opportunity for such person under the bonus plan(s) in which the person participates during the year in which the change in control occurs or such plan(s) in effect during the Company’s most recently completed fiscal year if no bonus plan(s) are in place in the year in which the change in control occurs.

Effective February 16, 2011, upon the advice and recommendation of Meridian, the Compensation Committee and Board of Trustees approved amendments to our Severance Benefits Agreements, including the agreement of each Named Executive, to modify the aforementioned formula to only include the Named Executive’s existing annual base salary and target bonus opportunity for the year in which the change in control occurs as opposed to the preceding year and remove as formula variables the fair market value of restricted Common Stock awards and any other property or rights given or awarded by the Company in the year preceding the change in control. The Severance Benefits Agreements were also amended to provide for a three-year renewable term. Based upon Meridian’s advice and recommendation, the Compensation Committee believes the amendments make our Severance Benefits Agreements comparable to severance and change in control arrangements of other similarly sized public companies, including, but not limited to, REITs.  These amendments are consistent with and advance the Compensation Committee’s objective to provide compensation arrangements that are competitive and comparable to other companies similar to ours in size and operation. Meridian’s recommendations with respect to our Severance Benefits Agreements were not based upon any formal study, but rather its compensation consulting experience and observations as to the preferred or most consistent and widely used practices with respect to corporate change-in-control agreements.  The Compensation Committee and Board of Trustees also approved the increase in the severance multiplier for the Executive Vice President, Director of Leasing from two times (2x) to three times (3x) in connection with his promotion from Senior Vice President to Executive Vice President.  The change is also consistent with the Company’s historical practice for similarly-situated executives. In addition to the above-described amendments, additional administrative amendments, discussed in greater detail in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control,” were also made to the agreements to clarify the timing of when payments would be made and the types of health benefits available to persons upon a change in control.

We believe that providing change in control agreements to our senior executive officers and structuring them in this manner serves one of the chief objectives of our executive compensation program by aligning the motivations and interests of senior management with those of our shareholders when change in control offers or transactions are considered.  Under the Severance Benefits Agreements, the outstanding equity awards held by Named Executives immediately vest prior to a change in control and therefore a Named Executive has an incentive, both as an officer of the Company and as a shareholder, to optimize the investment return for our shareholders in connection with a change in control. Furthermore, we permit payments under the Severance Benefits Agreements to persons with such agreements who are still employed by our company following a change in control.  We believe that if the severance payment and benefits a Named Executive received under a Severance Benefits Agreement following a change in control were materially affected by the person’s employment status with our company following the change in control, then his or her motivations in evaluating a change in control transaction involving our company are less likely to be aligned with those of our shareholders.

The existence and structure of our severance agreements also aids in our recruitment and retention of executive officers.  The tax related payments, health benefits, and severance multiplier are components of the agreements that we believe help us to achieve this objective.  Moreover, we believe that providing change in control benefits and protections to senior executive officers serves our retention and recruitment objective because the arrangements reassure executive officers that they will not lose the benefit of the Company’s future profits if a change in control occurs that they would have otherwise received in the short term had the change in control not occurred.

Table A in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control” illustrates that the amount payable and benefits received under the Severance Benefits Agreements are influenced by other elements of compensation within our executive compensation program.  However, the Compensation Committee’s decisions pertaining to these elements are not affected or influenced by the impact that each element may have on a Named Executive’s severance payment under a Severance Benefits Agreement.  Moreover, all of the Severance Benefits Agreements of the Named Executives are structured identically. Although the potential severance payout differs for each Named Executives, the differences relate mainly to the differences in salary (both actual and base) and target bonus opportunity for each individual. The reasons for these differences in the context of the severance arrangements are the same as those previously stated in this Compensation Discussion and Analysis section for the differences in salary and bonus compensation between the Named Executives.  Potential severance payments and benefits for the Named Executives are discussed in greater detail in the section of this Proxy Statement entitled “Potential Payments to Named Executives Upon Termination or Change in Control.”  Other than the changes discussed above, no other changes were made to the existing severance arrangements for any of the Named Executives nor did any of the Named Executives receive additional severance arrangements or benefits.

(vi)          Tax & Accounting Implications on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”) imposes a $1,000,000 limit on a publicly traded company’s federal income tax deduction for non-performance based compensation paid during a tax year to persons who are covered by Section 162(m).  It is the responsibility of the Compensation Committee to address the issues raised by Section 162(m) with respect to the compensation paid to the Named Executives.  At this time, it is not anticipated that any such non-deductible compensation will be material in amount.  Moreover, so long as the Company continues to qualify as a REIT under the IRC, the payment of any non-deductible compensation should not have a materially adverse impact on the Company.  The Compensation Committee will continue to monitor the tax implications of executive compensation on the Company’s financial statements and will take appropriate action as warranted.

Section 409A of the IRC imposes taxes and interest on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A.  At this time, we believe that the plan-based compensation of the Named Executives, including the potential compensation payable under the Severance Benefits Agreements, is either within an exception or exemption from the applicability of Section 409A.  The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans as well as future arrangements provided by the Company.

(vii)       Company Consideration of Previous Shareholder Voting Results on Executive Compensation

At the Annual Meeting, our shareholders will for the first time cast a non-binding advisory vote on the executive compensation matters discussed in this section and reported in the tables that follow.  Our Board and Compensation Committee have not previously considered the results of such a shareholder vote because we have never presented such a proposal to our shareholders for their consideration at an annual or special shareholders meeting.  Although the shareholder vote on executive compensation is advisory and non-binding in nature, we expect that our Company, the Board of Trustees, and Compensation Committee to consider the results of the shareholder vote on executive compensation in light of our existing governance policies and procedures, bylaws, and executive compensation programs, policies, and objectives.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Summary Compensation Table & Other Supporting Tables

The following tables and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal years ended December 31, 2010, 2009, and 2008 (collectively, the “Named Executives”). All values stated are rounded to the nearest dollar.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(5) ($)	Total(7) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael P. Glimcher Chairman of the Board and Chief Executive Officer	2010 2009 2008	$561,731 $555,096 $575,000		$270,600 $84,000 $328,200	$40,617 $2,255 $0	$393,914(4) $324,387 $322,575	$64,297(6) $103,133 $134,766	$1,331,159 $1,068,871 $1,360,541
Mark E. Yale Executive Vice President, Chief Financial Officer and Treasurer	2010 2009 2008	$293,251 $289,787 $300,178	$35,000(3)	$90,200 $28,000 $109,400	$13,539 $752 $0	$120,967(4) $100,704 $112,567	$21,317(6) $31,611 $45,735	$539,274 $485,854 $567,880
Marshall A. Loeb President and Chief Operating Officer	2010 2009 2008	$415,192 $410,288 $425,000		$135,300 $42,000 $164,100	$20,309 $1,127 $0	$171,267(4) $138,885 $153,000	$31,294(6) $43,814 $59,515	$773,362 $636,114 $801,615
George A. Schmidt Executive Vice President and Chief Investment Officer	2010 2009 2008	$327,469 $323,601 $335,204		$75,164 $23,332 $91,163	$11,281 $626 $0	$134,590(4) $102,744 $108,104	$18,316(6) $30,594 $44,964	$566,820 $480,897 $579,435
Thomas J. Drought, Jr. Executive Vice President, Director of Leasing	2010 2009 2008	$316,888 $314,451 $316,888		$45,100 $14,000 $54,700	$6,770 $376 $0	$104,573(4) $82,513 $74,152	$10,800(6) $17,579 $23,501	$484,131 $428,919 $469,241

(1)
The value represented for each Named Executive is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s restricted Common Stock award received during the respective fiscal year listed in column (b). The assumptions used in determining the listed valuations for fiscal years 2008-2010 are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2010 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(2)
The value represented for each Named Executive is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s stock option award received during the respective fiscal year listed in column (b). None of the Named Executives received stock option awards in 2008. The assumptions used in determining the listed valuations for fiscal years 2009 and 2010 are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2010 in Item 15 entitled Exhibits and Financial Statement Schedules in note 17 of the notes to consolidated financial statements with the only exception being the assumption for weighted average volatility percentage used to determine the listed values for fiscal year 2009 was 70.4%.

(3)
The amount represents a one-time discretionary cash bonus award approved by the Executive Compensation Committee for outstanding performance managing, coordinating, and overseeing the Company’s financing related transactions and activities during fiscal year 2009.

(4)	The amounts represent cash awards granted to the respective Named Executive pursuant to the terms of the 2010 Executive Bonus Plan.

(5)
The total value of all perquisites and other personal benefits received by the respective Named Executive during the fiscal year ended December 31, 2010 was less than $10,000 and therefore are not included in this table.

(6)
The amount listed represents the aggregate dividends received by the respective Named Executive during fiscal year 2010 for Common Stock received from the Company in connection with restricted Common Stock grants.

(7)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts listed in columns (c) through (h).

The Summary Compensation Table above reflects for each Named Executive the payments and awards for 2010, 2009, and 2008 of the primary elements of executive compensation that were discussed in the preceding Compensation Discussion and Analysis section.  With respect to the data listed for fiscal year 2010, salary constitutes the largest component of each Named Executive’s total compensation that is paid in cash.  The data listed in column (e) for 2010 represents the aggregate grant date fair value for restricted Common Shares granted to the Named Executive in the year stated.  The aggregate grant date fair value for stock option awards granted to the respective Named Executive is reported in column (f).

The dollar value of dividends paid to the Named Executives for their respective restricted Common Stock holdings are reported in column (h). No dividends are paid or accrued with respect to our stock option awards.  We determined the aggregate grant date values for our restricted Common Stock awards by taking the closing market price of the Common Shares on the NYSE on the date of grant and multiplying it by the number of restricted Common Shares received by the respective Named Executive in the listed year.  With respect to our stock option awards, we determined the grant date fair value of each option by estimating the fair value on the grant date using the Black-Scholes options pricing model, amortizing the value over the requisite vesting period for the option, and then calculating the final fair value after consideration of a set of assumptions.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

GRANTS OF PLAN-BASED AWARDS
FOR 2010

The following table and accompanying footnotes set forth certain information concerning grants of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2010. All monetary values are rounded to the nearest dollar.  None of the Named Executives have transferred any of the awards that they received during the fiscal year ended December 31, 2010.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock	All Other Option	Exercise or Base	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units (#)(2)	Awards: Number of Securities Underlying Options (#)(2)	Price of Option Awards ($/Sh)(3)	Option Awards(4)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael P. Glimcher	3/5/2010	$107,431	$477,471	$680,396	60,000	24,000	$4.51	Stock: $270,600 Options: $40,617
Mark E. Yale	3/5/2010	$32,991	$146,626	$208,942	20,000	8,000	$4.51	Stock: $90,200 Options: $13,539
Marshall A. Loeb	3/5/2010	$46,709	$207,596	$295,824	30,000	12,000	$4.51	Stock: $135,300 Options: $20,309
George A. Schmidt	3/5/2010	$36,840	$163,734	$233,321	16,666	6,666	$4.51	Stock: $75,164 Options: $11,281
Thomas J. Drought, Jr.	3/5/2010	$28,520	$126,755	$180,626	10,000	4,000	$4.51	Stock: $45,100 Options: $6,770

(1)
Amounts represent possible cash payouts to the respective Named Executive pursuant to the terms of our 2010 Executive Bonus Plan.  The range of payments listed in columns (c) through (e) for each of the Named Executives represents the estimated possible bonus payment amounts under the 2010 Executive Bonus Plan that a respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Executive Compensation Committee in authorizing such payments:

Threshold:
The FFO Component of an individual’s bonus payment is not awarded if the Company’s FFO performance is below the Minimum level under the 2010 Executive Bonus Plan and the individual attains an achievement percentage of 75% for overall performance on his individual objectives and receives 75% of his Individual Objectives Target Amount.

Target:
The FFO Component of an individual’s bonus payment is awarded at 100% of his FFO Target Amount.  The individual attains an achievement percentage of 100% for overall performance on his individual objectives and receives 100% of his Individual Objectives Target Amount.

Maximum:
The FFO Component of an individual’s bonus payment is awarded at 150% of his FFO Target Amount.  The individual attains an achievement percentage of 125% for overall performance on his individual objectives and receives 125% of his Individual Objectives Target Amount.

Actual payouts under the 2010 Executive Bonus Plan are reported in column (g) of the Summary Compensation Table.

(2)	Amounts represent restricted Common Stock or stock option grants from the 2004 Plan to the listed Named Executive.

(3)	The exercise price for the stock option awards is the closing price on the NYSE for the Common Stock on the grant date listed in column (b).

(4)
The value represented for stock is the aggregate grant date fair value of the restricted Common Stock awarded to the respective Named Executive computed in accordance with FASB ASC Topic 718. The value represented for options is the aggregate grant date fair value of the stock options awarded to the respective Named Executive computed in accordance with FASB ASC Topic 718.

The disclosures contained in the two preceding tables include both cash and equity compensation.  The largest components of each Named Executive’s cash compensation are their annual salary and annual bonus plan payment.  Generally, a Named Executive’s aggregate salary and bonus plan compensation account for approximately 72% to 87% of the individual’s total compensation.  All restricted Common Stock and stock option awards were made from our 2004 Plan.  All of the Named Executives received regular dividends on their restricted Common Stock holdings during 2010 at the same dividend rates applicable to all of the Company’s other common shareholders.

The restricted Common Stock awards have service-based conditions related to their vesting in that the transfer restrictions on the Common Shares lapse over a predetermined period of time provided the Named Executive remains employed by our company.  The transfer restrictions on the Common Stock awards received by each of the Named Executives during 2010 lapse in three equal annual installments over a period of five years beginning on the third anniversary of the grant date.  Additionally, the restricted Common Stock awards and unexercised stock option awards have forfeiture provisions that are triggered if the Named Executive is no longer employed by our company unless the Executive Compensation Committee waives the forfeiture provisions. The stock options awarded to each of the Named Executives are exercisable in three equal installments beginning one year after the grant date stated in column (b) of the Grants of Plan Based Awards for 2010 table.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

OUTSTANDING EQUITY AWARDS AT
FISCAL YEAR-END 2010

The following table and accompanying footnotes set forth certain information concerning unexercised options to purchase Common Shares and unvested restricted Common Stock for each Named Executive that are outstanding as of December 31, 2010. None of the Named Executives has transferred any of the awards that are reported in the table below.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Michael P. Glimcher Stock Option Awards 03/05/02 Award 03/11/03 Award 03/12/04 Award 05/10/04 Award 03/09/05 Award 05/05/06 Award 03/12/09 Award 03/05/10 Award	25,000 75,000 97,985 27,015 75,000 75,000 8,000 0	0 0 0 0 0 0 16,000(7) 24,000(7)	$17.61 $18.93 $26.69 $19.56 $25.67 $25.22 $1.40 $4.51	03/04/12 03/10/13 03/11/14 05/09/14 03/08/15 05/04/16 03/11/19 03/04/20	169,868(2)	$1,426,891
Mark E. Yale Stock Option Awards 09/08/04 Award 03/09/05 Award 05/05/06 Award 03/12/09 Award 03/05/10 Award	20,000 15,000 25,000 2,667 0	0 0 0 5,333(7) 8,000(7)	$25.61 $25.67 $25.22 $1.40 $4.51	09/07/14 03/08/15 05/04/16 03/11/19 03/04/20	56,445(3)	$474,138
Marshall A. Loeb Stock Option Awards 05/16/05 Award 05/05/06 Award 03/12/09 Award 03/05/10 Award	25,000 25,000 4,000 0	0 0 8,000(7) 12,000(7)	$24.74 $25.22 $1.40 $4.51	05/15/15 05/04/16 03/11/19 03/04/20	83,379(4)	$700,384
George A. Schmidt Stock Option Awards 03/07/01 Award 03/05/02 Award 03/11/03 Award 03/12/04 Award 05/10/04 Award 03/09/05 Award 05/05/06 Award 03/12/09 Award 03/05/10 Award	23,647 30,000 50,000 39,194 10,806 25,000 25,000 2,222 0	0 0 0 0 0 0 0 4,444(7) 6,666(7)	$14.75 $17.61 $18.93 $26.69 $19.56 $25.67 $25.22 $1.40 $4.51	03/06/11 03/04/12 03/10/13 03/11/14 05/09/14 03/08/15 05/04/16 03/11/19 03/04/20	48,110(5)	$404,124
Thomas J. Drought, Jr. Stock Option Awards 03/11/03 Award 03/12/04 Award 05/10/04 Award 03/09/05 Award 05/05/06 Award 03/12/09 Award 03/05/10 Award	13,333 15,678 4,322 20,000 10,000 1,333 0	0 0 0 0 0 2,667(7) 4,000(7)	$18.93 $26.69 $19.56 $25.67 $25.22 $1.40 $4.51	03/10/13 03/11/14 05/09/14 03/08/15 05/04/16 03/11/19 03/04/20	28,378(6)	$238,375

(1)
For each Named Executive, listed amounts represent the aggregate market value of the unvested restricted Common Shares listed in column (f) as computed by multiplying the Common Shares’ closing market price of $8.40 per share as listed on the NYSE as of December 31, 2010 by the number of unvested restricted Common Shares listed in the adjacent column (amounts are stated to the nearest dollar).

(2)
The vesting dates for Mr. Glimcher’s 169,868 unvested restricted Common Stock awards are as follows: (i) 8,334 shares vest on May 5, 2011, (ii) 10,467 shares vest in installments on March 8, 2011 and March 8, 2012, (iii) 1,067 shares vest in installments on September 6, 2011 and September 6, 2012, (iv) 30,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, (v) 60,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014, and (vi) 60,000 shares vest in thirds on March 5, 2013, March  5, 2014, and March 5, 2015.  Mr. Glimcher held an aggregate total of 423,000 outstanding stock options awards at December 31, 2010.

(3)
The vesting dates for Mr. Yale’s 56,445 unvested restricted Common Stock awards are as follows: (i) 2,778 shares vest on May 5, 2011, (ii) 3,667 shares vest in installments on March 8, 2011 and March 8, 2012, (iii) 10,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, (iv) 20,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014, and (v) 20,000 shares vest in thirds on March 5, 2013, March 5, 2014, and March 5, 2015.

(4)
The vesting dates for Mr. Loeb’s 83,379 unvested restricted Common Stock awards are as follows: (i) 2,778 shares vest on May 5, 2011, (ii) 4,534 shares vest in equal installments on March 8, 2011 and March 8, 2012, (iii) 1,067 shares vest in installments on September 6, 2011 and September 6, 2012, (iv) 15,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, (v) 30,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014, and (vi) 30,000 shares vest in thirds on March 5, 2013, March 5, 2014, and March 5, 2015.

(5)
The vesting dates for Mr. Schmidt’s 48,110 unvested restricted Common Stock awards are as follows: (i) 2,778 shares vest on May 5, 2011, (ii) 3,667 shares vest in installments on March 8, 2011 and March 8, 2012, (iii) 8,333 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, (iv) 16,666 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014, and (v) 16,666 shares vest in thirds on March 5, 2013, March 5, 2014, and March 5, 2015.

(6)
The vesting dates for Mr. Drought’s 28,378 unvested restricted Common Stock awards are as follows: (i) 1,111 shares vest on May 5, 2011, (ii) 2,267 shares vest in installments on March 8, 2011 and March 8, 2012, (iii) 5,000 shares vest in thirds on March 14, 2011, March 14, 2012, and March 14, 2013, (iv) 10,000 shares vest in thirds on March 12, 2012, March 12, 2013, and March 12, 2014, (v) 10,000 shares vest in thirds on March 5, 2013, March 5, 2014, and March 5, 2015.

(7)
With respect to the unexercisable stock options awarded on March 12, 2009 and March 5, 2010 and held by each respective Named Executive, the remaining unvested options granted on March 12, 2009 shall vest in annual installments on March 12, 2011 and March 12, 2012 and the remaining unvested options granted on March 5, 2009 shall vest annually in thirds on March 5, 2011, March 5, 2012, and March 5, 2013.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

OPTION EXERCISES AND STOCK VESTED
DURING THE YEAR 2010(1)

The following table and accompanying footnotes set forth certain information concerning the vesting of restricted Common Stock held by each of the Named Executives during the fiscal year ended December 31, 2010

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

	(b)	(c)
Michael P. Glimcher	14,099	$84,739(2)
Mark E. Yale	4,611	$27,544(2)
Marshall A. Loeb	5,577	$32,873(2)
George A. Schmidt	4,611	$27,544(2)
Thomas J. Drought, Jr.	2,244	$12,855(2)

(1)	None of the Named Executives exercised any stock options for Common Shares during 2010.

(2)	Represents the aggregate dollar value realized upon the lapse of the transfer restrictions (i.e., vesting) of the listed Common Shares as determined by multiplying the number of Common Shares listed in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date). The amount stated is rounded to the nearest dollar.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Potential Payments to Named Executives Upon Termination or Change in Control

Severance Benefits Agreements

The Company and Glimcher Properties Limited Partnership (“GPLP”) have entered into Severance Benefits Agreements with each of the Named Executives (the “Severance Agreements”).  For purposes of the discussion in this section only, the Company, GPLP, their affiliates and subsidiaries (including entities in which the Company or GPLP own a majority of any non-voting stock) shall be referred to collectively as the “Corporation.”  Under the Severance Agreements, GPLP is required to make one or more severance payment(s) and the Corporation is to provide certain health benefits in the event of a change in control of the Company, as defined below (a “Change in Control”).  The Severance Agreements do not cover and are not applicable to the following situations that may occur prior to a Change in Control:

•	the termination of the respective Named Executive’s employment (with or without cause);
•	the constructive termination of the respective Named Executive’s employment;
•	the resignation of the respective Named Executive; or
•	a change in the job responsibilities of the respective Named Executive.

All Severance Agreements for each of the Named Executives have a term of three years and automatically renew at the end of the three year term unless otherwise terminated upon the earlier of any of the following occurring: (i) the Company, as approved by the Board of Trustees, issues a written termination notice to the Named Executive within sixty days or less of the end of the applicable term, (ii) the date on which GPLP and the Company have satisfied their obligations under the respective Severance Agreement, or (iii) the date on which the Named Executive is no longer an employee of the Company for any reason whatsoever including, without limitation, termination without cause; provided, however, if the Named Executive is terminated subsequent to a Change in Control, and the Named Executive is an employee of the Company at the moment immediately prior to the Change in Control, then the Named Executive shall be entitled to all of the benefits under the terminated Severance Agreement and the provisions of the agreement shall survive termination.

Definition of a “Change in Control” under the Severance Agreements

Under the Severance Agreements and consistent with the regulations published under Section 409A of the IRC, a Change in Control occurs if any of the three circumstances described in (i), (ii), or (iii) listed below occur:

(i)	there is a change in control in the Company that must be publicly disclosed by the Company in a proxy statement under the rules of the Exchange Act and the Named Executive is not:

(A)	the other party in the change in control transaction;

(B)	an executive officer, trustee, director, or more than 5% stockholder of a company that is the other party in the change in control transaction; or

(C)	an executive officer, trustee, director, or more than 5% stockholder of a company that controls another company that is the other party in the change in control transaction; or

(ii)
the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a “Transaction”); provided, however, that a Transaction shall not be deemed to result in a Change in Control if:

(A)	immediately prior to the Transaction, the circumstances described in (i)(A) or (i)(B) above exist; or

(B)
(1) the shareholders of the Company, immediately before such transaction, own, directly or indirectly, immediately following such Transaction in excess of fifty percent of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the “Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction; and (2) the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Transaction, constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Surviving Corporation; or

(iii)	the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each an “Other Transaction”) and:

(A)
the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction fifty percent or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the “Other Surviving Corporation”) in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Other Transaction; or

(B)
the individuals who were members of the Company’s Board of Trustees immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially, directly or indirectly, owning a majority of the outstanding voting securities of the Other Surviving Corporation; provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (i)(A) or (i)(B) above exist.

Conditions for Payment and the Receipt of Benefits Under the Severance Agreements

Upon the occurrence of a Change in Control, and if certain conditions are satisfied, the Named Executive is eligible to receive a lump sum severance payment as described below and quantified in Table A and, for a period of eighteen months following a Change in Control, GPLP shall fund the premium equal to that provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, to continue coverage of all medical, dental, and vision group insurance benefits programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control.  Additionally, the Named Executive would be entitled to receive from GPLP reimbursements for any excise taxes on any payments received under the Severance Agreement, as well as any income taxes due on account of the reimbursement and any legal fees incurred during any dispute over the Severance Agreement in which a judgment was rendered in favor of the Named Executive.  The conditions that determine if a Named Executive is eligible to receive the aforementioned payments and benefits are as follows:

(i)	the Named Executive must be an employee of the Corporation immediately prior to a Change in Control;

(ii)
with respect to the provision of the health benefits described above, the general terms and provisions of the respective insurance benefit plan or program must permit the continued participation of the Named Executive following a Change in Control; and

(iii)
with respect to the provision of the health benefits described above, if the Named Executive becomes employed by any third party during the eighteen month period following the Change in Control, then after the commencement date of such employment, the Named Executive shall no longer be entitled to any medical, dental, or vision insurance benefits provided under the respective Severance Agreement.

Subject to the provisions of (iii) above, in the event that the Named Executive’s participation in any of the aforementioned plans or programs is barred, the Corporation shall arrange to pay the value of the COBRA premium at the pricing existing for the Named Executive at the time the Change in Control occurs. The Severance Agreements do not require the Named Executives to seek employment following a Change in Control in order to mitigate or lessen the amount of any payment that the Corporation must make following a Change in Control.  Conversely, if the Named Executive continues to be employed by the Corporation following a Change in Control and the respective Severance Agreement for the Named Executive is in force, then the Named Executive would be eligible to receive payments or benefits under the respective Severance Agreement. Lastly, the Severance Agreements do not require that payments made or benefits provided to a Named Executive following a Change in Control be reduced by any compensation earned by the respective Named Executive from employment obtained following such Change in Control or by benefits received after the date of termination, except as required by the respective Severance Agreement.

Determining the Amount of Payments and Health Benefits Received Under the Severance Agreements

Upon the occurrence of a Change in Control and if the conditions described above are satisfied, then the Named Executive shall be entitled to the following:

(i)	any repurchase and forfeiture restrictions on all restricted Common Shares held by the Named Executive shall lapse and options to purchase Common Shares granted to the Named Executive shall vest on the day immediately prior to the date of a Change in Control;

(ii)
a lump sum severance payment (to be received no later than the date of a Change in Control or such later date as is reasonably practicable provided that such date will not be after the later of the last day of the year in which the Change in Control occurs or two and one half months after the date on which the Change and Control occurs) from GPLP in the amount of three times the sum of:  (A) the existing annual base salary for the Named Executive as of the time the Change in Control occurs and (B) the target bonus opportunity applicable to the Named Executive under the bonus plan(s) in which the Named Executive participates in the year in which the Change in Control occurs or such bonus plan(s) in effect during GRT's most recently completed fiscal year if no duly effective and approved bonus plan(s) is in place for the year in which the Change in Control occurs;

(iii)
GPLP shall fund for the Named Executive the aforementioned premium costs for eighteen months following a Change in Control, to continue all, medical, dental, and vision group insurance benefit programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control;

(iv)
payment from GPLP equal to all taxes payable by the Named Executive under Section 4999 of the IRC for payment(s) received by the Named Executive under the Severance Agreement that are considered an “excess parachute payment,” as that term is defined by Section 280G(b)(i) of the IRC, to be received no later than the date of any Change in Control or such later date as is reasonably practicable provided that such date shall be no later than December 31st of the year after the year in which the Named Executive remits such taxes;

(v)
a payment from GPLP equal to all federal, state, and local income taxes on the payments described above in (iv) that the Named Executive may be responsible for, which shall be paid no later than the date of any Change in Control or such later date as is reasonably practicable provided that such date shall be no later than December 31st of the year after the year in which the Named Executive remits such taxes; and

(vi)
the payment or reimbursement from GPLP of all legal fees and related expenses paid by the Named Executive as a result of:  (A) the Named Executive seeking to obtain or enforce any right or benefit provided by the respective Severance Agreement or (B) any action taken by the Corporation against the Named Executive in enforcing the rights of the Corporation under the respective Severance Agreement, provided, in each case, that a final judgment has been rendered in favor of the Named Executive and all legal appeals have been exhausted.

Table A below and its accompanying footnotes illustrate for each Named Executive the various amounts used to determine what each person’s estimated severance payment would be as well as the cost to provide continuing coverage of certain health benefits and tax payments that GPLP and the Corporation would provide to each of the Named Executives under the Severance Agreements if a Change in Control occurred on December 31, 2010 when the closing market price of the Company’s Common Stock was $8.40 per share. All monetary values are rounded to the nearest dollar. Below in Table B for each of the Named Executives is the aggregate number and value of stock options and restricted Common Stock that would vest under the Severance Agreements if a Change in Control occurred on December 31, 2010.

TABLE A — DETERMINATION OF ESTIMATED SEVERANCE PAYMENTS, TAX PAYMENTS, & BENEFITS TO THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS(1), (2)

Name	Michael P. Glimcher	Mark E. Yale	Marshall A. Loeb	George A. Schmidt	Thomas J. Drought, Jr.
Salary(3)	$575,000	$300,178	$425,000	$335,204	$316,888
Bonus(4)	$477,471	$146,626	$207,596	$163,734	$126,755
Subtotal	$1,052,471	$446,804	$632,596	$498,398	$443,643
Severance Multiplier	3x	3x	3x	3x	3x
Estimated Severance Payment (product of Subtotal multiplied by Severance Multiplier)	$3,157,413	$1,340,412	$1,897,788	$1,496,814	$1,330,929
Estimated Tax Related Payments	$1,555,717	$645,529	$911,887	$680,479	$600,782
Estimated Cost to Provide Continuing Health Insurance(5)	$21,831	$21,831	$21,471	$28,795	$21,471
Total Estimated Value of Severance-Related Payments Received & Benefits Provided	$4,734,961	$2,007,772	$2,831,146	$2,206,088	$1,953,182

(1)
The estimated severance payments, tax-related payments, and premium estimates for continuing health insurance coverage are provided under the following assumptions: (i) the Change in Control is uncontested and not the subject of a dispute, (ii) the status of the Named Executive’s employment with the Company prior to or following the Change in Control is not disputed, (iii) there is no dispute as to the operation, applicability, interpretation, or validity of any aspect of the subject Severance Agreements, and (iv) the premium cost estimate is as of December 31, 2010. Variances in these assumptions could cause the amounts listed for one or more of the Named Executives in the “Estimated Severance Payment,” “Estimated Tax Related Payments,” “Estimated Cost to Provide Continuing Health Insurance,” or “Total Estimated Value of Severance-Related Payments Received & Benefits Provided” rows to change.

(2)	The total value of all perquisites and other personal benefits received by the respective Named Executive as part of the payments under the respective Severance Agreement is less than $10,000.

(3)	Represents the existing annual base salary for the respective Named Executive as of the end of fiscal year 2010.

(4)	Represents the respective Named Executive’s Target Bonus Payment Amount under the 2010 Executive Bonus Plan.

(5)
Represents estimated premium costs to GPLP to continue coverage for eighteen months following a Change in Control of all, medical, dental, and vision group insurance benefit programs or arrangements in which the Named Executive was entitled to participate immediately prior to the date of the Change in Control.

TABLE B —AMOUNT & VALUE OF VESTING STOCK OPTIONS & RESTRICTED COMMON STOCK FOR THE NAMED EXECUTIVES UNDER THE SEVERANCE AGREEMENTS

Name	Amount of Stock Options Vesting Upon a Change in Control(1)	Value Realized on the Vesting of Unvested In-the-Money Options Upon a Change in Control (2)	Amount of Restricted Common Stock Vesting Upon a Change in Control(3)	Value Realized on Vesting of Restricted Common Stock(4)
Michael P. Glimcher	40,000	$205,360	169,868	$1,426,891
Mark E. Yale	13,333	$68,451	56,445	$474,138
Marshall A. Loeb	20,000	$102,680	83,379	$700,384
George A. Schmidt	11,110	$57,039	48,110	$404,124
Thomas J. Drought, Jr.	6,667	$34,229	28,378	$238,375

(1)	Amount of stock options listed is the total number of shares of unvested stock options that the listed Named Executive held as of December 31, 2010.

(2)
Stock options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the stock option.  The values listed represent the difference between the fair market value of the Common Shares underlying unvested stock options that vest under the Severance Agreements following a Change in Control (computed using the closing market price of $8.40 per share for the Common Shares as listed on the NYSE as of December 31, 2010) and the exercise price of such stock options (the exercise price of the outstanding stock options for each of the listed Named Executives at December 31, 2010 is reported in this Proxy Statement in column (d) of the table entitled “Outstanding Equity Awards at Fiscal Year-End 2010”).  The values listed are stated to the nearest dollar.  The values do not reflect the values of stock options as determined under the regulations of IRC Section 280G.

(3)	Amount of restricted Common Stock listed is the total number of shares of unvested restricted Common Shares that the listed Named Executive held as of December 31, 2010.

(4)
The values listed were determined by multiplying the number of shares listed in the adjacent column for the respective Named Executive by the fair market value of the Common Shares (computed using the closing market price of $8.40 per share for the Common Shares as listed on the NYSE as of December 31, 2010).  The values listed are stated to the nearest dollar.

Benefits and Payouts to the Named Executives Upon Death or Disability

The Severance Agreements do not provide for any payout upon the death or disability of any Named Executive.  Under the award agreements for our 2004 Plan and the terms of the 1997 Plan, the vesting of unvested stock options held by the Named Executive shall not be accelerated at the time of the Named Executive’s death or disability, but to the extent that an option is vested on the date of the Named Executive’s death or disability the Named Executive, his estate, guardian or legal representative, as applicable, shall have one year to exercise the option (so long as such term does not extend the stock option’s original term).  With respect to unvested restricted Common Shares, such shares shall be forfeited upon the termination of the Named Executive’s employment, even if by death or disability; provided, that the Executive Compensation Committee is empowered to waive the forfeiture provisions with respect to unvested restricted Common Stock.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with the Company’s management and, based on that review and discussion, the Executive Compensation Committee recommended to the Board of Trustees that the aforementioned Compensation Discussion and Analysis section be included in this Proxy Statement.

The Executive Compensation Committee has furnished the foregoing report.

February 15, 2011	David M. Aronowitz	Howard Gross	William S. Williams
	Richard F. Celeste	Niles C. Overly

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

COMPENSATION OF OUR TRUSTEES & DISCLOSURE OF RELATED PARTY TRANSACTIONS

Trustee Compensation

The following table and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board of Trustees during the fiscal year ended December 31, 2010.  All values stated are rounded to the nearest dollar.

TRUSTEE COMPENSATION TABLE FOR
THE YEAR 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1), (2) ($)	Option Awards(3), (4) ($)	All Other Compensation(5), (6) ($)	Total(7) ($)

(a)	(b)	(c)	(d)	(e)	(f)
David M. Aronowitz	$71,000	$13,530	$2,031	$2,700	$89,261
Richard F. Celeste	$61,200	$13,530	$2,031	$2,700	$79,461
Wayne S. Doran	$80,875	$13,530	$2,031	$2,700	$99,136
Howard Gross	$74,850	$13,530	$2,031	$2,700	$93,111
Timothy J. O’Brien	$65,300	$13,530	$2,031	$2,700	$83,561
Niles C. Overly	$81,725	$13,530	$2,031	$2,700	$99,986
Alan R. Weiler	$56,500	$13,530	$2,031	$2,700	$74,761
William S. Williams	$80,750	$13,530	$2,031	$2,700	$99,011
Herbert Glimcher	$54,500	$13,530	$2,031	$2,700	$72,761

(1)
The value represented for each named trustee is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s restricted Common Stock award during fiscal year 2010. The aggregate grant date fair value under FASB ASC Topic 718 for the restricted Common Stock award received by Mr. Michael P. Glimcher, a Class II Trustee, during fiscal year 2010 is reported in this Proxy Statement in the Summary Compensation Table.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2010 in Item 15 entitled Exhibits and Financial Statement Schedules in note 16 of the notes to consolidated financial statements.

(2)
As of the end of fiscal year 2010, each of the respective trustees listed above had 7,500 restricted Common Shares outstanding.  The aggregate outstanding restricted Common Stock awards held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2010 are reported in this Proxy Statement in the table entitled “Outstanding Equity Awards at Fiscal Year-End 2010.”

(3)
The value represented for each named trustee is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for such person’s stock option award received during fiscal year 2010.  The aggregate grant date fair value under FASB ASC Topic 718 for the stock option award received by Mr. Michael P. Glimcher, a Class II Trustee, during fiscal year 2010 is reported in this Proxy Statement in the Summary Compensation Table.  The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2010 in Item 15 entitled Exhibits and Financial Statement Schedules in note 17 of the notes to consolidated financial statements.

(4)
The following are the aggregate number of outstanding stock option awards for the respective trustees listed above as of the end of fiscal year 2010:  (i) Mr. David M. Aronowitz had 5,400 outstanding stock option awards, (ii) Messrs. Richard F. Celeste, Herbert Glimcher, and Timothy J. O’Brien each 2,400 outstanding stock option awards apiece, (iii) Mr. Wayne S. Doran had 23,400 outstanding stock option awards, (iv) Messrs. Howard Gross, Niles C. Overly, and William S. Williams each had 11,400 outstanding stock option awards apiece, and (v) Mr. Alan R. Weiler had 14,400 outstanding stock option awards. The aggregate outstanding stock option awards held by Mr. Michael P. Glimcher, a Class II Trustee, at the end of fiscal year 2010 is reported in this Proxy Statement in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year-End 2010.”

(5)
Amount stated represents aggregate dividends received by the respective named trustee during fiscal year 2010 for Common Stock received by the respective named trustee from the Company in connection with restricted Common Stock grants.  Trustees received regular dividends on their restricted Common Stock holdings during 2010 at the same dividend rates applicable to all of the Company’s other common shareholders.

(6)
The total value of all perquisites and other personal benefits received by the respective named trustee during the fiscal year ended December 31, 2010 was less than $10,000, and therefore is not included in this table.

(7)	For each respective named trustee, the amount listed represents the aggregate total of the amounts listed in columns (b) through (e).

During 2010, the fees and stipends for non-employee trustees serving on the Board of Trustees were reinstated by 10% to levels existing prior to the reductions in trustee compensation made during 2009 as part of our cost reduction initiatives.  The compensation adjustments for Board of Trustee members were implemented in connection with similar adjustments for the Company’s salaried personnel, including each of the Named Executives, as discussed in the Compensation Discussion and Analysis section of this Proxy Statement. Following the adjustments and effective as of March 26, 2010, each non-employee trustee serving on the Board of Trustees received an annual fee of $40,000, plus a fee of $2,000 for each meeting of the Board of Trustees that the trustee attended (this amount is reduced to $1,000 in the event that the meeting is a special telephonic meeting), and $1,000 to each committee member for each committee meeting attended except for the Executive Committee for which no fees are paid for attending meetings.  Additionally, the trustee serving as the Chairman of the Audit Committee of the Board of Trustees received an additional annual fee of $15,000, the trustee serving as lead independent trustee receives an additional annual fee of $15,000, and each trustee serving as the Chairman of the Executive Compensation Committee, Planning Committee, or the Nominating and Corporate Governance Committee of the Board of Trustees received an additional fee of $10,000, respectively.  Any trustee serving as the Chairman of more than one committee received an additional annual fee only for his chairmanship of one such committee. The trustee serving as the Chairman of the Executive Committee of the Board of Trustees received no additional annual fees for serving in such capacity. The Company also reimbursed trustees for travel expenses incurred in connection with attending activities or functions approved or sponsored by the Board of Trustees.  No trustee received the full adjusted stipend and fee amounts stated above during fiscal year 2010 because the adjustments were made mid-year and not paid over the course of the full year.

Each trustee who is not an executive officer of the Company is eligible to receive grants of restricted Common Stock, stock options, share appreciation rights, restricted share units, performance awards, annual incentive awards, cash-based awards, and other share-based awards under the 2004 Plan. Trustees have received grants of restricted Common Shares since 2008 and historically have also received stock option grants from time to time. Since 2009, the stock option grants to non-employee trustees were similar in their terms to those granted to employee trustees in that they were exercisable in one-third installments for a three-year period beginning on the first anniversary of the grant date with a ten-year term. With respect to restricted Common Share awards to non-employee trustees, shares have transfer restrictions that generally lapse in three equal annual installments over a period of five years beginning on the third anniversary of the grant date. The restricted Common Stock awards and unexercised stock option awards granted to non-employee trustees have forfeiture provisions that are triggered if the non-employee trustee is removed from the Board of Trustees for cause, unless the Executive Compensation Committee waives such forfeiture provisions. Each non-employee trustee received 1,200 stock options and 3,000 restricted Common Shares during fiscal year 2010 with the aforementioned terms.

Certain Relationships and Related Party Transactions

i      Huntington Insurance, Inc. (successor-in-interest of Archer-Meek-Weiler)

The Company has engaged Huntington Insurance, Inc. (formerly known as Sky Insurance, Inc.) as its agent for the purpose of obtaining property, liability, directors and officers, and employee practices liability insurance coverage. Mr. Alan R. Weiler, a Class II Trustee and trustee nominee, currently serves as Senior Vice President of Huntington Insurance, Inc.  In connection with serving as an insurance agent for the Company and securing the above-described insurance coverage, Huntington Insurance, Inc. received commissions and fees of $340,000 for the fiscal year ended December 31, 2010. The rates for the commissions and fees are customary for the aforementioned insurance coverage.

ii.     Leasing Transactions

Mayer Glimcher, a brother of Herbert Glimcher, owns a company that currently leases five locations in the Company’s properties.  The aggregate rents received by the Company for these leases were $364,000 for the fiscal year ended December 31, 2010.  The rents and other lease related charges for each location were negotiated and are customary for the respective locations.

Herbert Glimcher, the Company’s Chairman Emeritus and a Class III Trustee, has a 33.3% interest in a limited liability company that has executed a commercial lease for a location in one of the Company’s regional mall properties. No rents or other lease charges were received by the Company for the aforementioned lease during the fiscal year ended December 31, 2010.  At December 31, 2010, the Company was in the process of constructing a store in such location and has, as of that date, expended approximately $18,463 on such construction.  The lease has a ten year initial term with annual base rents of approximately $77,500 per year. The base rent, percentage rent, and other lease related charges for such location were negotiated and are customary for the respective location.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

INFORMATION ABOUT SECURITY OWNERSHIP AND OUR EQUITY COMPENSATION PLANS

The tables and accompanying footnotes set forth below under the heading “Security Ownership of Certain Beneficial Owners and Management” provide the beneficial ownership information for each trustee, trustee nominee, the Named Executives, and all trustees and executive officers as a group of the Company’s Common Shares and other equity securities as well as all other persons known by the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Shares and such other classes of equity securities of the Company as of the Record Date, except as otherwise noted.  The table under the heading “Equity Compensation Plan Information” discloses information about Common Shares issued or available to be issued pursuant to our equity compensation plans as of December 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OWNERSHIP

Name of Beneficial Owner (1)	Amount Beneficially Owned(2), (3)	Percent Of Class

Herbert Glimcher	2,144,732(6)	2.12%

Michael P. Glimcher	869,207(7)	(5)

George A. Schmidt	328,720(8)	(5)

Thomas J. Drought, Jr.	103,259(9)	(5)

Mark E. Yale	140,233(10)	(5)

Marshall A. Loeb	165,066(11)	(5)

David M. Aronowitz	31,700(12)	(5)

Richard F. Celeste	18,700(13)	(5)

Wayne S. Doran	26,700(14)	(5)

Howard Gross	17,700(15)	(5)

Timothy J. O’Brien	8,700(16)	(5)

Niles C. Overly	120,700(17)	(5)

Alan R. Weiler	121,857(18)	(5)

William S. Williams	18,700(19)	(5)

All trustees and executive officers as a group (17 persons)	4,250,198	4.16%(4)

COMMON STOCK OWNERSHIP (cont’d)

Name of Beneficial Owner(1)	Amount Beneficially Owned(2), (3)	Percent Of Class

The Vanguard Group, Inc.	10,055,361(20)	10.07%(4)

Vanguard Specialized Funds – Vanguard REIT Index Fund	4,385,635(21)	4.39%(4)

BlackRock, Inc.	5,510,694(22)	5.52%(4)

Deutsche Bank AG	7,443,856(23)	7.45%(4)

Wellington Management Company, LLP	6,022,135(24)	6.03%(4)

8.125% SERIES G PREFERRED STOCK OWNERSHIP

Name of Beneficial Owner(1)	Amount Beneficially Owned(2)	Percent Of Class

Alan R. Weiler ________________________	32,000(25)	(5)

(1)	Unless otherwise indicated in the footnotes below, the address for each beneficial owner listed is 180 East Broad Street, Columbus, Ohio 43215.

(2)
Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to the Common Shares and 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series G Preferred Stock”), as applicable.

(3)
Certain trustees and executive officers of the Company own limited partnership operating units in GPLP (“OP Units”), which OP Units may (at the holder's election) be redeemed at any time for, at the sole option of GPLP, cash (at a price equal to the fair market value of an equal number of Common Shares), Common Shares on a one-for-one basis, or any combination of cash and Common Shares  (issued at fair market value on a one-for-one basis).

(4)
For the person, entity, or group listed, the Percent of Class was computed based on 99,888,550 Common Shares outstanding as of the Record Date and, in each person's case, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by such persons, or in the case of all trustees and executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of OP Units held by all such members of such group.  Common Shares issuable upon exercise of stock options are included only to the extent the related stock options are exercisable within sixty (60) days of the Record Date.

(5)
As applicable, the percentage ownership of the listed person does not exceed one percent (1%) of the Company’s outstanding Common Shares as of the Record Date or one percent (1%) of the Company’s outstanding Series G Preferred Stock as of the Record Date.

(6)
Includes 1,011,365 Common Shares and 958,230 OP Units directly held by Mr. Herbert Glimcher. Also includes, 120,404 OP Units held directly by Mr. Glimcher's spouse and 1,200 stock options that are fully vested. Also includes, 53,533 Common Shares owned by Mr. Glimcher and his spouse as tenants-in-common. Of Mr. Glimcher’s 1,011,365 Common Shares, 7,000 Common Shares have transfer restrictions that lapse at various dates in the future. Mr. Glimcher has pledged 1,003,845 of his direct and unrestricted Common Share holdings as collateral. None of Mr. Glimcher’s other direct or indirect holdings are pledged as collateral or security.

(7)
Includes 312,518 Common Shares held directly by Mr. Michael P. Glimcher and 500 Common Shares held directly by Mr. Glimcher’s spouse.  Also includes 157,189 OP Units held directly by Mr. Glimcher and 399,000 stock options that are fully vested. Of Mr. Glimcher’s 312,518 Common Shares, 154,635 Common Shares have transfer restrictions that lapse at various dates in the future. Mr. Glimcher has pledged 157,883 of his direct and unrestricted Common Share holdings as collateral.  None of Mr. Glimcher’s other direct or indirect holdings are pledged as collateral or security.

(8)
Includes 142,054 Common Shares held directly by Mr. Schmidt and 186,666 stock options that are fully vested. Of Mr. Schmidt’s 142,054 Common Shares, 43,499 Common Shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Schmidt’s holdings are pledged as collateral or security.

(9)
Includes 35,926 Common Shares held directly by Mr. Drought and 67,333 stock options that are fully vested. Of Mr. Drought’s 35,926 Common Shares, 25,578 Common Shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Drought’s holdings are pledged as collateral or security.

(10)
Includes 72,233 Common Shares held directly by Mr. Yale and 68,000 stock options that are fully vested. Of Mr. Yale’s 72,233 Common Shares, 51,279 Common Shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Yale’s holdings are pledged as collateral or security.

(11)
Includes 103,066 Common Shares held directly by Mr. Loeb and 62,000 stock options that are fully vested. Of Mr. Loeb’s 103,066 Common Shares, 76,112 Common Shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Loeb’s holdings are pledged as collateral or security.

(12)
Includes 27,500 Common Shares held directly by Mr. Aronowitz and 4,200 stock options that are fully vested. Of Mr. Aronowitz’s 27,500 Common Shares, 7,000 Common Shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Aronowitz’s holdings are pledged as collateral or security.

(13)
Includes 17,500 Common Shares held directly by Mr. Celeste and 1,200 stock options that are fully vested.  Of Mr. Celeste’s 17,500 Common Shares, 7,000 Common Shares have transfer restrictions that lapse at various dates in the future.  None of Mr. Celeste’s holdings are pledged as collateral or security.

(14)
Includes 7,500 Common Shares held directly by Mr. Doran of which 7,000 Common Shares have transfer restrictions that lapse at various dates in the future. Also includes 19,200 stock options that are fully vested.  None of Mr. Doran’s holdings are pledged as collateral or security.

(15)
Includes 7,500 Common Shares held directly by Mr. Gross of which 7,000 Common Shares have transfer restrictions that lapse at various dates in the future. Also includes 10,200 stock options held by Mr. Gross that are fully vested.  None of Mr. Gross’ holdings are pledged as collateral or security.

(16)
Includes 7,500 Common Shares held directly by Mr. O’Brien of which 7,000 Common Shares have transfer restrictions that lapse at various dates in the future. Also includes 1,200 stock options held by Mr. O’Brien that are fully vested.  None of Mr. O’Brien’s holdings are pledged as collateral or security.

(17)
Includes 110,500 Common Shares held directly by Mr. Overly of which 7,000 Common Shares have transfer restrictions that lapse at various dates in the future.  Also includes 10,200 stock options held by Mr. Overly that are fully vested. None of Mr. Overly’s holdings are pledged as collateral or security.

(18)
Includes 7,500 Common Shares held directly by Mr. Weiler of which 7,000 Common Shares have transfer restrictions that lapse at various dates in the future.  Also includes 5,000 Common Shares held by a limited partnership in which Mr. Weiler and his spouse are the general partners.  Mr. Weiler also holds 13,200 stock options that are fully vested. Includes 18,000 unrestricted Common Shares held in a trust in which Mr. Weiler is the sole trustee and initial beneficiary. Mr. Weiler owns 78,157 OP Units through a limited partnership in which Mr. Weiler and his spouse are the general partners.  None of Mr. Weiler’s direct or indirect holdings (including Common Shares, OP Units, stock options, and preferred shares) are pledged as collateral or security.

(19)
Includes 8,500 Common Shares held directly by Mr. Williams of which 7,000 shares have transfer restrictions that lapse at various dates in the future and 10,200 stock options held by Mr. Williams that are fully vested.  None of Mr. Williams’ holdings are pledged as collateral or security.

(20)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2011.  The Vanguard Group, Inc. (“Vanguard”) reported that it has sole voting power and shared dispositive power over 137,525 Common Shares and sole dispositive power over 9,917,836 Common Shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 137,525 Common Shares as a result of its serving as investment manager of collective trust accounts and VFTC directs the voting of these shares.  The address of Vanguard reported in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.

(21)
Based solely on a Schedule 13G filed with the SEC on February 10, 2011. Vanguard Specialized – Vanguard REIT Index Fund (“Vanguard REIT”) reported that it has sole voting power over 4,385,635 Common Shares.  The address of Vanguard REIT reported in the Schedule 13G is 100 Vanguard Blvd., Malvern, PA 19355.

(22)
Based solely on a Schedule 13G filed with the SEC on February 4, 2011.  BlackRock, Inc. reported that it owned beneficially, held sole power to dispose or to direct the disposition of, and held sole power to vote or direct the voting power over 5,510,694 Common Shares.  The address of BlackRock, Inc. reported in the Schedule 13G is 40 East 52nd Street, New York, NY 10022.

(23)
Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 11, 2011 by Deutsche Bank AG, Deutsche Investment Management Americas (“DIMA”), Deutsche Bank Securities Inc. (“DBS”), Oppenheim Asset Management Services S.à. r.l (“OAMS”) and RREEF America L.L.C. (“RREEF”).  The Private Clients and Asset Management business group (“PCAM”) of Deutsche Bank AG and its subsidiaries (including DIMA, DBS, OAMS and RREEF) and affiliates beneficially own 7,443,856 shares.  Of this amount, Deutsche Bank AG has sole voting power over 5,108,392 Common Shares and sole dispositive power over 7,443,856 Common Shares, DIMA has sole voting power and sole dispositive power over 73,600 Common Shares, DBS has sole dispositive power over 300 Common Shares, OAMS has sole voting and sole dispositive power over 27,469 Common Shares and RREEF has sole voting power over 5,007,323 Common Shares and sole dispositive power over 7,342,487 Common Shares.  The address of Deutsche Bank AG reported in the Schedule 13G/A is Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany.

(24)
Based solely on Schedule 13G filed with the SEC on February 14, 2011.  The Wellington Management Company, LLP (“Wellington”) reported that it has shared voting power over 5,382,335 of the Common Shares reported in the table above and shared dispositive power over 6,022,135 Common Shares.  Wellington, in its capacity as investment adviser, may be deemed to be the beneficial owner of 6,022,135 Common Shares which are held of record by Wellington clients. The address of Wellington reported in the Schedule 13G is 280 Congress Street, Boston, MA  02210.

(25)	Shares are held by a limited partnership of which Mr. Weiler and his spouse are the general partners.

Information regarding the Company’s equity compensation plans in effect as of December 31, 2010 is as follows:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	1,676,936	$16.69	1,725,041
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

AUDIT COMMITTEE STATEMENTS

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Trustees. Management has the primary responsibility for the financial statements and reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with both management and the Company’s independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as amended and modified.  Additionally, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting and Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with the independent registered accounting firm its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees, and the Board of Trustees has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

February 15, 2011	David M. Aronowitz	William S. Williams
	Timothy J. O’Brien	Niles C. Overly

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS – FEES FOR AUDIT & NON-AUDIT SERVICES

The Audit Committee has appointed BDO as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2011.  A proposal to ratify this appointment is being presented to the holders of the Common Shares at the Annual Meeting and is presented in the section of this Proxy Statement entitled “Proposals for Shareholder Consideration at the Annual Meeting.”  A representative of BDO is expected to be present at the Annual Meeting and available to respond to appropriate questions and, although BDO has indicated that no statement will be made, an opportunity for a statement will be provided.  For the years ended December 31, 2010 and 2009, the aggregate fees billed to the Company by BDO for professional services were $822,850 and $775,100, respectively.

AUDIT FEES.  BDO’s aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements (including audits of the financial statements of certain affiliated subsidiary companies) and internal control over financial reporting for the fiscal years ended December 31, 2010 and December 31, 2009 and review of financial statements included in the Company’s quarterly reports were $541,400 and $541,400, respectively.  Additionally, BDO billed aggregate fees of $98,200 for comfort letters provided to underwriters and services relating to the Company’s prospectus supplements issued during the fiscal year ended December 31, 2010 as well as aggregate fees of $75,200 for services relating to the Company’s registration statements issued during the fiscal year ended December 31, 2009.  BDO billed aggregate fees of $2,850 and $2,500 for services relating to the Company’s proxy statement filing during the fiscal year ended December 31, 2010 and December 31, 2009, respectively.  BDO billed aggregate fees of $24,400 for services relating to the Company’s filings on Form 8-K and its response to SEC comment letters during the fiscal years ended December 31, 2010.

AUDIT-RELATED FEES.  BDO’s billed aggregate fees for audit-related services for the fiscal years ended December 31, 2010 and 2009 of $156,000 and $156,000, respectively.  The fees relating to attest services are not required by statute or regulation.

TAX FEES.  There were no fees billed by BDO for tax compliance and tax consulting services for the fiscal years ended December 31, 2010 and 2009.

ALL OTHER FEES.  There were no other fees billed by BDO in the fiscal years ended December 31, 2010 and 2009.

All of the services provided by BDO described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Company’s Audit Committee.  The Audit Committee has determined that the rendering of professional services by BDO is compatible with maintaining BDO’s independence.

Audit Committee Pre-Approval Policies

The Audit Committee Charter provides that the Audit Committee shall approve in advance all audit services and all non-audit services provided by the independent registered public accounting firm based on policies and procedures developed by the Audit Committee from time to time.  The Audit Committee will not approve any non-audit services prohibited by applicable SEC or NYSE regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the IRC and its related regulations.

The Company’s Audit Committee expects that our independent registered public accounting firm will seek pre-approval from the Audit Committee prior to providing services to the Company.

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's trustees, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC on Forms 3, 4, and 5. Trustees, executive officers, and beneficial owners of greater than ten percent are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) Forms 3, 4, and 5 that they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of its trustees, executive officers, and beneficial owners of greater than ten percent (10%) of the outstanding Common Shares complied with all Section 16(a) filing requirements applicable to them with respect to transactions during the year ended December 31, 2010.

Shareholder Proposals

The Bylaws provide that in order for a shareholder to nominate a candidate for election as a trustee at an annual meeting of shareholders or propose business for consideration at such meeting, written notice of the nominee or proposal must be given to the Secretary of the Company no more than 150 days nor less than 120 days prior to the first anniversary of the mailing date of the proxy statement for the preceding year's annual meeting of shareholders.  Accordingly, proposals of shareholders that pertain to such matters or any other matters permitted under our Bylaws to be brought before our shareholders at the 2012 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no earlier than October 27, 2011 and no later than 5:00 p.m., Eastern Time, on November 26, 2011 in order for such proposal(s) to be considered at the 2012 Annual Meeting of Shareholders.  Shareholders interested in presenting a proposal for inclusion in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders may do so by following the procedures in Rule 14a-8, or any such successor rule, under the Exchange Act.  To be eligible for inclusion, shareholder proposals must be received by the Company at its principal executive offices no later than October 27, 2011.  The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.  The Nominating and Corporate Governance Committee will consider nominations of persons to serve as a trustee recommended by the shareholders using the process described herein.

Financial and Other Information

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including certain financial statements and schedules, are being made available to the Company's shareholders concurrently with this Proxy Statement.  Glimcher® is a registered trademark of the Company.

Expenses of Solicitation

The cost of soliciting proxies will be borne by the Company.  Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses.  In addition to the use of the mails, proxies may be solicited by trustees, officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

The Company has also engaged the services of Georgeson, Inc. to provide certain advisory services in connection with this solicitation at an anticipated cost of approximately $8,500, along with reimbursement of reasonable out-of-pocket expenses.  Our agreement with Georgeson, Inc also contains customary confidentiality and indemnification provisions.

Other Matters

The Board of Trustees knows of no matters other than those described in this Proxy Statement that are likely to come before the Annual Meeting.  If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their discretion to the extent permitted by applicable laws or regulations.

By Order of the Board of Trustees Kim A. Rieck Senior Vice President, General Counsel, & Secretary

March 25, 2011

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Appendix A

ARTICLES OF AMENDMENT
TO
GLIMCHER REALTY TRUST
AMENDED AND RESTATED DECLARATION OF TRUST

Glimcher Realty Trust, a real estate investment trust organized and existing under the laws of the State of Maryland (the “Trust”), and having its executive office at 180 East Broad Street, Columbus, Ohio 43215, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST.  The Trust desires to and does amend its Amended and Restated Declaration of Trust as currently in effect and as hereinafter provided.

SECOND.  Article VI, Section 6.1 is hereby deleted in its entirety and amended by deleting the following text from such section:

Section 6.1   Shares.  The beneficial interest in the Trust shall be divided into Shares.  The total number of Shares which the Trust has authority to issue is 150,000,000, $.01 par value per share, and shall consist of Common Shares and such other types or classes of Securities of the Trust as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Trust.  Shares may be issued for such consideration as the Trustees determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be fully paid and nonassessable by the Trust.

and replacing it with the following:

“SECTION 6.1 Shares.  The beneficial interest in the Trust shall be divided into Shares.  The total number of Shares which the Trust has authority to issue is 250,000,000, $0.01 value per share, and shall consist of Common Shares and such other types or classes of Securities of the Trust as the Trustees may create and authorize from time to time and designate as representing a beneficial interest in the Trust. Shares may be issued for consideration as the Trustees determine or, if issued as a result of a Share dividend or Share split, without any consideration, in which case all Shares so issued shall be fully paid and non-assessable by the Trust.”

THIRD.  The foregoing amendment has been duly authorized and approved by the Trust’s Board of Trustees and approved by the Trust’s shareholders in the manner and by the vote required by law.

FOURTH.  The aggregate par value of all authorized shares without giving effect to these Articles of Amendment is $1,500,000. The aggregate par value of all authorized shares upon giving effect to these Articles of Amendment will be $2,500,000.

FIFTH.  These Articles of Amendment have not changed the information required by subsection (b)(2)(i) of Section 2−607 of the Maryland General Corporation Law.

SIXTH.  The undersigned Chairman of the Board and Chief Executive Officer of the Trust acknowledges these Articles of Amendment to be the act of the Trust and as to all matters or facts required to be verified under oath, that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and such statement is made under the penalties for perjury.

A-1

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested to by its Secretary on this _____ day of _____, 2011.

ATTEST _________________________________________ Kim A. Rieck Senior Vice President, General Counsel, and Secretary	GLIMCHER REALTY TRUST ___________________________________________ Michael P. Glimcher Chairman of the Board and Chief Executive Officer

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

A-2

GLIMCHER

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

ANNUAL MEETING OF SHAREHOLDERS

May 5, 2011

The undersigned shareholder(s) hereby appoint(s) Kim A. Rieck, Esq. and Michael P. Glimcher, or either of them, as proxies for the undersigned, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Glimcher Realty Trust that the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., local time, on May 5, 2011, at The Columbus, A Renaissance Hotel, 50 North 3rd Street, Columbus, Ohio 43215, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders to be held on May 5, 2011 and of the accompanying proxy statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FORTHE BOARD OF TRUSTEES, FORPROPOSALS 2, 3, AND 4, AND IN FAVOR OF "1 YEAR" WITH RESPECT TO PROPOSAL 5. PROXY HOLDERS ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK,SIGN,DATE AND RETURN THIS PROXY CARDPROMPTLY USINGTHE ENCLOSED REPLY ENVELOPE.

Address Changes: ____________________

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNEDON REVERSE SIDE